UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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National Western Life Group, Inc.

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National Western Life Group, Inc.

PROXY STATEMENT

April 30, 2021
To Our Stockholders:
We cordially invite you to attend the 2021 Annual Meeting of Stockholders of National Western Life Group, Inc. ("we," "us," "our," or "NWLGI") to be held on June 18, 2021 at 1:00 p.m., local time, at our executive offices located at 10801 N Mopac Expy Bldg 3, Austin, TX 78759.
At the annual meeting, in addition to electing nine members to our board of directors, you will be asked to ratify the appointment of our independent registered public accounting firm, BKD, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
This year we are again using the "Notice and Access" method of providing proxy materials to you via the Internet. We believe that this process provides you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the costs of printing and distributing the proxy materials and conserve resources. On or about May 7, 2021, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2020 annual report and vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2020 annual report.
Your vote is important, no matter how many or how few shares you may own. Regardless of whether you plan to attend the annual meeting, please take the time to vote by completing, signing, and mailing the enclosed proxy card in the postage-paid envelope provided, or by utilizing mobile voting, or by voting over the Internet.
Our Board of Directors and management look forward to greeting those of you who are able to attend the annual meeting. The accompanying notice of meeting and this proxy statement provide specific information about the annual meeting and explain the various proposals. Please read these materials carefully.
Thank you for your continued support of and interest in our company.

Sincerely,

Ross R. Moody
Chairman of the Board,
President and Chief Executive Officer

This proxy statement is dated April 30, 2021 and is being first sent to NWLGI stockholders on or about May 7, 2021.

National Western Life Group, Inc.
10801 N Mopac Expy Bldg 3
Austin, TX 78759
(512) 836-1010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of National Western Life Group, Inc.:

The 2021 Annual Meeting of Stockholders ("Annual Meeting") of National Western Life Group, Inc. (the "Company" or "NWLGI") will be held on Friday, June 18, 2021 at the Company's executive offices located at 10801 N Mopac Expy Bldg 3, Austin, TX 78759 at 1:00 p.m. local time for the following purposes:

1.    Elect three designees of holders of Class A Stock and six designees of holders of Class B Stock, for a total of nine members to the board of directors of NWLGI, who shall hold office until the next annual stockholders’ meeting or until their respective successors have been elected or appointed or until their earlier death, resignation, or removal;

2.    Ratify the appointment of the firm of BKD, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.    Transact other business that may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

These items are fully described in the proxy statement, which is part of this notice. The Company has not received notice of other matters that may be properly presented at the Annual Meeting.

Pursuant to the rules of the Securities and Exchange Commission, NWLGI has elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, beginning on or about May 7, 2021, a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of the record date of April 20, 2021. All stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referenced in the Notice of Internet Availability of Proxy Materials as of the date of mailing of the Notice of Internet Availability of Proxy Materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: Copies of the proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2020, are available at https://www.cstproxy.com/nwlgi/2021.

The Board of Directors of the Company has fixed the close of business on April 20, 2021 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.  A complete list of stockholders will be open to examination by any stockholder for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at the offices of the Company at 10801 N Mopac Expy Bldg 3, Austin, TX 78759 for ten days prior to the Annual Meeting.  If you would like to view the stockholder list, please call the Company Secretary at (512) 836-1010 to schedule an appointment.  The list will also be available at the Annual Meeting and may be inspected by any stockholder who is present.

Regardless of the number of shares of National Western Life Group, Inc. common stock you hold, as a stockholder your vote is important, and the Board of Directors of the Company strongly encourages you to exercise your right to vote.  To ensure your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting.

By Order of the Board of Directors

April 30, 2021	Gina Byrne Miller
Senior Vice President - Chief Legal Officer and Secretary

IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO VOTE VIA THE INTERNET OR BY MOBILE VOTING, OR REQUEST PAPER COPIES OF THE PROXY MATERIALS AND COMPLETE, SIGN, DATE, AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE ANNUAL MEETING.

ADDITIONAL INFORMATION

You should rely only on the information contained in this proxy statement or that to which we have referred you. We have not authorized anyone to provide you with any additional information. This proxy statement is dated as of the date listed on the cover page. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

TABLE OF CONTENTS

PURPOSES OF THE ANNUAL MEETING    1
QUORUM AND VOTING    1
REVOCABILITY OF PROXY    3
SOLICITATION    3
PROPOSAL 1: ELECTION OF DIRECTORS    4
Nominees for the Board of Directors    4
EXECUTIVE OFFICERS    8
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS    9
Relationships among Directors and Executive Officers    10
Transactions with Related Persons, Promoters, and Certain Control Persons    10
Review, Approval, and Ratification of Transactions with Related Persons    10
INFORMATION RELATING TO OUR BOARD OF DIRECTORS    11
The Board of Directors    11
Meetings of the Board of Directors    11
Attendance at Annual Meetings of Stockholders    11
Board Leadership / Affirmative Determinations Regarding Director Independence    11
Risk Management    11
COMMITTEES OF THE BOARD OF DIRECTORS    12
DIRECTOR NOMINATIONS AND QUALIFICATIONS    13
COMMUNICATIONS WITH THE BOARD OF DIRECTORS    14
CODE OF ETHICS    14
COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION    14
COMPENSATION DISCUSSION AND ANALYSIS    15
Compensation Committee Report    23
Summary Compensation Table    24
All Other Compensation    25
Grants of Plan-Based Awards    26
Outstanding Equity Awards at December 31, 2018    28
Option Exercises and Stock Vested    31
Pension Benefits    32
Non-Qualified Deferred Compensation    33
Potential Payments Upon Termination or Change in Control    34
CEO Pay Ratio    37
Director Compensation    38
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM    40
Audit Fees    40
AUDIT COMMITTEE REPORT    41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT    42
Owners of More Than 5% of Our Common Stock    43
Directors and Executive Officers    46
DELINQUENT SECTION 16(a) REPORTS    47
OTHER INFORMATION    47
Annual Report to Stockholders    47
Deadlines for Submitting Stockholder Nominations and Proposals for the 2022 Annual Meeting    47
Documents Available Without Charge    48

National Western Life Group, Inc.
10801 N Mopac Expy Bldg 3
Austin, TX 78759
(512) 836-1010

PROXY STATEMENT
2021 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: Copies of this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2020 are available at https://www.cstproxy.com/nwlgi/2021.

This proxy statement and the accompanying proxy are being made available to stockholders on or about May 7, 2021 in connection with the solicitation by the Board of Directors (the "Board of Directors") of National Western Life Group, Inc. of proxies to be used at the 2021 Annual Meeting of Stockholders (the "Annual Meeting") of National Western Life Group, Inc. to be held on Friday, June 18, 2021 at the Company's principal executive offices located at 10801 N Mopac Expy Bldg 3, Austin, TX 78759 at 1:00 p.m. local time. Unless the context requires otherwise, references in this proxy statement to "NWLGI," "the Company," "we," "us," or "our" refer to National Western Life Group, Inc. and its wholly owned subsidiaries, including National Western Life Insurance Company, or "NWLIC."

PURPOSES OF THE ANNUAL MEETING
The purposes of the annual meeting are to:
1.    Elect three designees of holders of Class A Stock and six designees of holders of Class B Stock, for a total of nine members to the board of directors of NWLGI, who shall hold office until the next annual stockholders' meeting or until their respective successors have been elected or appointed or until their earlier death, resignation, or removal (Proposal 1);
2.    Ratify the appointment of the firm of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2); and
3.    Transact such other business as may properly come before the meeting or any adjournment thereof.

QUORUM AND VOTING

Holders of record of our Class A common stock, par value $0.01 per share (the "Class A Stock"), and our Class B common stock, par value $0.01 per share (the "Class B Stock" and, together with the Class A Stock, the "Common Stock"), at the close of business on April 20, 2021, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.  As of April 20, 2021, there were 3,436,020 shares of Class A Stock outstanding, held by 2,131 holders of record and 200,000 shares of Class B Stock outstanding, held by two holders of record.  The number of holders of record does not include any beneficial owners for whom shares of Common Stock may be held in "nominee" or "street" name.

Stockholders of record at the close of business on April 20, 2021 will be entitled to vote at the Annual Meeting.  Each stockholder is entitled to one vote per share held by such holder on all matters coming before the Annual Meeting, except as otherwise described below.

The presence, in person or by proxy, of the holders of one-half (1/2) of the total of each of the Class A Stock and the Class B Stock will constitute a quorum at the Annual Meeting.  If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time without further notice, other than announcement at the Annual Meeting, until a quorum is present.  At such reconvened Annual Meeting at which a quorum is present, any business may be transacted as originally noticed.  Abstentions and broker non-votes (shares held by a broker or nominee that does not have the authority to vote on a matter, and has not received instructions from the beneficial owner) are counted as present in determining whether the quorum requirement is met.

Election of Directors. Article V of our Restated Certificate of Incorporation, as amended (as so amended, the "Restated Certificate of Incorporation"), provides that the Class A stockholders have the exclusive right to elect one-third (1/3) of the members of our Board of Directors, plus one director for any remaining fraction, and that the Class B stockholders have the exclusive right to elect the remaining members of our Board of Directors. Our Amended and Restated Bylaws ("Bylaws") provide that directors are elected by a plurality vote of each class of stock voting separately. Abstentions and broker non-votes will not have any impact on the result of the vote on this item.
As of April 20, 2021, Robert L. Moody, Sr., through the Robert L. Moody Revocable Trust (the "Moody Revocable Trust"), owns more than 99% of the outstanding shares of Class B Stock (see Stock Ownership table below) and holds the voting power to elect a majority of our Board of Directors. In light of such ownership, we are considered to be a controlled company, and Mr. Moody, through the Moody Revocable Trust, is the controlling stockholder.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of the Class A and Class B Common Stock, voting together as the same class, present at the annual meeting, in person or by proxy, is required to ratify the appointment of BKD, LLP to serve as our independent registered public accounting firm. Abstentions will have the effect of a vote against this item.
The Inspector of Elections for the Annual Meeting will be Gina Byrne Miller, our Senior Vice President - Chief Legal Officer and Secretary, and she will tabulate the votes.  We will announce preliminary voting results at the Annual Meeting.  The final official voting results from the Annual Meeting will be disclosed in a Current Report on Form 8-K to be filed within four business days after the Annual Meeting.
You may vote your proxy by Internet, by mobile voting, or by mail, as explained below.  Votes submitted electronically over the Internet or by mobile voting must be received by 11:59 p.m., Eastern Daylight Time, on June 17, 2021.  Voting your proxy does not limit your right to vote in person should you decide to attend the Annual Meeting.  The law of Delaware, under which NWLGI is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections of the Annual Meeting can determine that such electronically transmitted proxy was authorized by the stockholder.  If your shares are held in the name of a broker, bank, or other holder of record, you will be provided voting instructions from the holder of record. If you vote by Internet or by mobile voting, please do not mail in a proxy card as it will revoke your Internet or mobile voting proxy.
•Internet. Access the Internet voting site at https://www.cstproxy.com/nwlgi/2021. Follow the on-screen instructions and be sure to have the control number listed on your proxy card available when you access the Internet voting site. Please note that stockholders that vote through the Internet must bear all costs associated with electronic access, including Internet access fees.
•Mobile Voting. On your Smartphone or Tablet, open the QR Reader and scan the image on your proxy card. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.
•Mail. If you requested printed copies of the proxy materials, you may vote by mail by simply marking, signing, dating, and returning the proxy card in the postage-prepaid envelope provided for your convenience.

If a stockholder properly uses the Internet voting procedures described on the proxy card, or utilizes mobile voting, or completes, signs, dates, and returns the proxy card, by 11:59 p.m., Eastern Daylight Time, on June 17, 2021, his, her, or its shares will be voted at the Annual Meeting in accordance with his, her, or its instructions.  If a stockholder returns a proxy card unsigned or undated, his, her, or its vote cannot be counted.  If a stockholder signs and dates a proxy card, but does not fill out the voting instructions on the proxy card, the shares represented by the proxy will be voted in accordance with the Board of Directors' recommendations, as follows:
•FOR the election of each of the nominees to the Board of Directors to hold office until the next annual stockholders' meeting or until their respective successors have been elected or appointed or their earlier death, resignation, or removal;
•FOR the ratification of the appointment of the firm of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•In addition, if any other matters properly come before the Annual Meeting, Ross R. Moody, our President and Chief Executive Officer, and Gina Byrne Miller, our Senior Vice President - Chief Legal Officer and Secretary, the named proxies, have discretionary authority to vote on those matters in accordance with their best judgment.  The Board of Directors is not currently aware of any other matters that may come before the Annual Meeting.

REVOCABILITY OF PROXY

The proxy is for use at the Annual Meeting if a stockholder will be unable to attend in person.  The proxy (whether submitted by mail, by mobile voting, or Internet) may be revoked by a stockholder at any time before it is exercised on the date of the Annual Meeting by:
•executing and delivering a written notice of revocation to the Secretary of NWLGI at our principal executive offices;
•submitting a later-dated proxy by Internet in the manner specified above, by mobile voting in the manner specified above, or in writing to the Secretary of NWLGI at our principal executive offices; or
•attending and voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not revoke a proxy unless a stockholder provides written notice of revocation to the Secretary of NWLGI before the proxy is exercised or unless the stockholder votes his or her shares in person at the Annual Meeting.  Street name holders that vote by proxy may revoke their voting instructions in accordance with their broker's, bank's, or other nominee's procedures.

SOLICITATION

This solicitation is made on behalf of our Board of Directors. The cost of preparing, assembling, printing, and mailing the Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Stockholders, this proxy statement, the proxy card, and any additional materials, as well as the cost of soliciting the proxies will be borne by us, including reimbursement paid to brokerage firms and other custodians, nominees, and fiduciaries for reasonable costs incurred in forwarding the proxy materials to, and solicitation of proxies from, the beneficial owners of shares held by such persons. In addition, our officers, directors, and other regular employees, without additional compensation, may solicit proxies by mail, email, personal interview, telephone, or other electronic transmission.

PROPOSAL 1:   ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation and Restated Bylaws provide that the Board of Directors shall consist of a number of directors to be fixed from time to time exclusively by resolution of the Board of Directors.  The Board of Directors currently consists of nine members.  A Board of Directors composed of nine persons is recommended by the Board of Directors to be elected at the 2021 Annual Meeting to serve until the next Annual Meeting of Stockholders, or until their successors have been duly elected and qualified, or until their earlier death, resignation, or removal.  As such, proxies cannot be voted for a greater number of persons than the number of nominees named. Article V of the Restated Certificate of Incorporation of the Company provides that the Class A stockholders shall have the exclusive right to elect one-third of the Board of Directors, plus one director for any remaining fraction, and that the Class B stockholders shall have the exclusive right to elect the remaining members of the Board of Directors.  Accordingly, the Board of Directors recommends the election of the three Class A nominees and six Class B nominees indicated below.  A plurality of each class of stock voting separately will be necessary to elect the directors of that particular class.  The Restated Certificate of Incorporation of the Company does not permit cumulative voting for directors.

It is the intention of the persons named in the proxy, in the absence of a contrary direction, to vote FOR the election of each of the nine persons named in this proxy statement as nominees for director for a one-year term expiring at the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier death, resignation, or removal.

Nominees for the Board of Directors

Our nominees for the election of directors include five independent directors, as defined by the NASDAQ Listing Rules and determined by the Board of Directors, and two members of our senior management.  The names of the nominees for election as a director to serve until the 2022 Annual Meeting of Stockholders, or until their earlier death, resignation, or removal, and certain additional information with respect to each of them, are set forth below.  The nominees have consented to be named in this proxy statement and to serve as directors, if elected.  Except as indicated in "Relationships among Directors and Executive Officers" below, there are no family relationships among any of our executive officers or the director nominees.

If, at the time of or prior to the Annual Meeting, any of the nominees is unable or declines to serve, the persons named as proxies may use the discretionary authority provided in the proxy to vote for a substitute or substitutes designated by the Board of Directors.  If the proxy has been marked to withhold authority to vote for the nominees, the proxy will not then be voted either for or against such substitute nominees.  The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Class A Nominees

Name of Director	Principal Occupation During Last Five Years and Directorships	Class Nominee	Age	Director Since*

David S. Boone (1)(2)	Director and CEO of United Allergy Services	Class A	60	2016

Stephen E. Glasgow (1)(2)	Managing Partner, Texas GSA Holdings, LP,	Class A	58	2004
	RAM Investments, and ABIA Retail, LLC
	Austin, Texas

E. J. Pederson (1)(2)	Former Executive Vice President and Chief	Class A	73	1992
	Operating Officer,
	The University of Texas Medical Branch

Class B Nominees

Name of Director	Principal Occupation During Last Five Years and Directorships	Class Nominee	Age	Director Since*

Ross R. Moody	President and Chief Executive Officer	Class B	58	1981
	of the Company

Dr. Thomas A. Blackwell (1)(2)	Professor of Medicine, University of Texas	Class B	66	2017
	Medical Branch

Frances A. Moody-Dahlberg	Executive Director and Trustee, The Moody	Class B	51	1990
	Foundation

Ann M. Moody	Director of Gal-Tex Hotel	Class B	83	2014
	Corporation, Transitional Learning
	Center, and Moody Endowment

E. Douglas McLeod	Attorney at Law, Investments,	Class B	79	1979
	Director of Moody Gardens, Inc.

Charles D. Milos	Senior Vice President of NWLIC	Class B	75	1981

(1)Member of Audit Committee.
(2)Member of Compensation and Stock Option Committee.
* Prior to October 2015 reflects board of director service with National Western Life Insurance Company.
There are no arrangements or understandings pursuant to which any director was elected.  All directors hold office for a term of one year or until their successors are elected and qualified.

Class A Nominees
DAVID S. BOONE
Mr. Boone, a CPA, is Director and Chief Executive Officer of United Allergy Services, LLC, a private equity backed medical services company. From 2015-2018, Mr. Boone served as CEO of Alacura Medical Transportation Management, LLC, and Angel Medflight, a private equity backed air ambulance company. He has also served as the lead independent director and Audit Chair of Track Group, a publicly traded electronic monitoring company from 2011-2018.  Mr. Boone served as CEO of American CareSource, a NASDAQ traded health care services firm, from 2006-2011.  He has held executive roles with a variety of publicly traded and start-up organizations including Kraft General Foods, Sears, PepsiCo, Safeway, and Belo Corporation.  He has also been a consultant with the Boston Consulting Group.  Additionally, Mr. Boone also serves on a number of private company boards.  His extensive business background and experience managing regulated entities qualify Mr. Boone to serve as an independent member of our Board of Directors.

STEPHEN E. GLASGOW
Managing Partner of Texas GSA Holdings, LP, RAM Investments, and ABIA Retail, LLC, real estate development and investment companies, since 2006, 1990, and 2010, respectively.  Mr. Glasgow has developed and built a variety of different projects, including residential subdivisions, single and multi-family products, commercial office buildings, retail centers, and government properties.  Mr. Glasgow also serves on the Board of Managers of Stream Gas & Electric, LP, a retail utility provider serving customers in seven states. He has served on that Board since 2007. Mr. Glasgow was elected to the Board of Directors of The Moody Endowment and Transitional Learning Center at Galveston, charitable organizations, in 2017. Mr. Glasgow’s independence, experience, and financial acumen qualify him to serve as a member of our Board of Directors.

E. J. PEDERSON
Managing Director, CitareTx, LLC, manager of a medical device venture development and investment company, since July 2014; Director of American National Group, Inc., a publicly traded insurance holding company, since July 2020 and American National Insurance Company since 2014; Director of The Sealy Smith Foundation (charitable organization) since December 2010; Interim President, Texas A&M Health Science Center and Interim Vice Chancellor for Health Affairs, The Texas A&M

University System from October 2012 to October 2013; Management consultant from January 2007 to October 2012; Executive Vice President, The University of Texas Medical Branch, Galveston from 1986-2005; Vice President Business Affairs of the University of Texas at San Antonio from 1984-1986; and Vice President Business Affairs of the University of Texas at Dallas from 1980-1984. Mr. Pederson’s combination of independence, financial expertise, and experience qualify him to serve as a member of our Board of Directors.

Class B Nominees
ROSS R. MOODY
Director, President and Chief Executive Officer of NWLGI; Director of NWLIC since 1981, Chief Executive Officer since 2015, and President from 1992-2016; Director, Officer, and/or Manager of various Company subsidiaries; Director and Chairman of the Board of American National Group, Inc., a publicly traded insurance holding company, since July 2020 and Director of American National Insurance Company since 2016; Trustee of The Moody Foundation since 2004 (charitable and educational foundation); Director of The Moody Endowment and Transitional Learning Center at Galveston since 2012 and Director of Moody Medical Research Institute since 2018 (charitable organizations); and Director of Moody National Bank, Moody Bancshares, Inc., and Moody Bank Holding Company, Inc., since 2018.  Mr. Moody's experience as former President and Chief Operating Officer of NWLIC, along with his experience as NWLIC's Chairman and Chief Executive Officer, provide him with significant insight into our operations and qualify him to serve as a member of our Board of Directors.

DR. THOMAS A. BLACKWELL
Dr. Blackwell has served as Professor of Medicine for the University of Texas Medical Branch in Galveston, Texas since August 1982. Dr. Blackwell is a member of the American Medical Association as well as the Texas Medical Association. In addition, Dr. Blackwell serves on various non-profit entity boards. Dr. Blackwell’s overall experience allows him to provide valuable insight and a fresh and unique perspective to the Company, and afford him the ability to serve as a member of our Board of Directors.

FRANCES A. MOODY-DAHLBERG
Executive Director of The Moody Foundation (charitable and educational foundation) since 1998 and a Trustee of The Moody Foundation since 2004; Director of American National Group, Inc., a publicly traded insurance holding company, since July 2020 and Director of American National Insurance Company from 1987 to July 2020; Director of The Moody Endowment and Transitional Learning Center at Galveston since 2012 and Director of Moody Medical Research Institute since 2018 (charitable organizations); Director of Moody National Bank, Moody Bancshares, Inc., and Moody Bank Holding Company, Inc., since 2018; and past Director of Gal-Tex Hotel Corporation (hotel management corporation) from March 2000 to December 2003.  Mrs. Moody-Dahlberg's significant director experience affords her with the qualities necessary to serve as a member of our Board of Directors.

ANN M. MOODY
Mrs. Moody has served as a Director on the Board of Directors of Gal-Tex Hotel Corporation since 2011 and of the Transitional Learning Center at Galveston and The Moody Endowment since 2012. She has previously served as a board member of Moody Gardens, Inc., First National Life Insurance Company, The Westcap Corporation, Hometown Bank, Securities Management and Research, Inc., and the O'Connell High School Board. Mrs. Moody's extensive experience as a director of multiple regulated financial entities and her macroeconomic approach to management qualify her to serve as a member of our Board of Directors.

E. DOUGLAS McLEOD
Attorney; Investments; Chairman and Director of Moody Gardens, Inc. (charitable corporation); past Director of Development of The Moody Foundation (charitable and educational foundation) from 1982 to 2013 (retired); Director of American National Group, Inc., a publicly traded insurance holding company, since July 2020 and Director or Advisory Director of American National Insurance Company from 1984 to July 2020; Director of American National County Mutual Insurance Company; Vice President and Director of Colonel Museum, Inc. (charitable organization); past Director and past Chairman of Center for Transportation and Commerce (charitable organization); past Director, Executive Board Member, and Chairman of the Audit Committee, South Texas College of Law (law school); past Member of State House of Representatives of the State of Texas (terms ended January 1983). Mr. McLeod's experience as an attorney and public official, including as a state legislator, as well as experience in real estate development and non-profit administration, allow him to provide a varied set of problem-solving skills and valuable insight to the Company as a member of our Board of Directors.
CHARLES D. MILOS
Senior Vice President – Mortgage Loans and Real Estate of NWLIC since 1983; Director, officer, and/or manager of various Company subsidiaries; and past President of RCC Management Services, Inc and Regent Management Services, L.P. (nursing home management).  Mr. Milos was Vice President of Seal Fleet, Inc. from 1981-1983 and an Investment Analyst for NWLIC from 1976-1981.  Mr. Milos's considerable experience as a senior officer of NWLIC, along with his understanding of its operations, qualifies him to serve as a member of our Board of Directors.

The Board of Directors recommends that you vote "FOR" the election of the nominees for director to serve until the 2022 Annual Meeting of Stockholders.  All proxies executed and returned will be voted "FOR" the nominees unless the proxy specifies otherwise.

EXECUTIVE OFFICERS

The following persons are our executive officers as of April 20, 2021.  Except as set forth below, there are no family relationships among any of our executive officers or nominees for director.

Name	Age	Position Held (Date Appointed to Position)

Ross R. Moody	58	NWLGI Chairman of the Board, President, and Chief Executive Officer (2015); NWLIC Chairman of the Board and Chief Executive Officer (2015)

Rey Perez	48	NWLGI Senior Vice President (2015); NWLIC President and Chief Operating Officer (2020)

Chad J. Tope	53	NWLIC Executive Vice President - Chief Marketing Officer (2019)

Natalie U. Anderson	51	NWLIC Senior Vice President - Chief Investment Officer (2020)

Gina Byrne Miller	43	NWLGI Senior Vice President - Chief Legal Officer and Secretary (2020); NWLIC Senior Vice President - Chief Legal Officer and Secretary (2020)

Steven W. Mills	65	NWLIC Senior Vice President - Chief Administrative Officer (2017)

Charles D. Milos	75	NWLIC Senior Vice President - Mortgage Loans and Real Estate (1990)

Gregory J. Owen	53	NWLIC Senior Vice President - Chief Information Officer (2018)

Brian M. Pribyl	62	NWLGI Senior Vice President - Chief Financial Officer and Treasurer (2015); NWLIC Senior Vice President - Chief Financial Officer and Treasurer (2001)

Stephen M. Van De Berg	51	NWLIC Senior Vice President - Chief Actuary and Chief Risk Officer (2019)

The biographies for Ross R. Moody, our Chairman of the Board, President and Chief Executive Officer, and Charles D. Milos, NWLIC's Senior Vice President – Mortgage Loans and Real Estate, are listed above under the heading "Nominees for the Board of Directors."

All executive officers are employed by NWLIC. There are no arrangements or understandings pursuant to which any officer was elected. All officers hold office for a term of one year or until their successors are elected and qualified, unless otherwise specified by the Board of Directors.

REY PEREZ
Mr. Perez has been NWLIC’s President and Chief Operating Officer since January 2020 and an NWLIC director since October 2015. Mr. Perez served as NWLIC's Executive Vice President – Chief Legal Officer from January 2019 to December 2019. Mr. Perez also serves as Senior Vice President of the Company and was Chief Legal Officer and Secretary of the Company until December 2019. Mr. Perez serves as Chairman of the Board, Director, Officer, and/or Manager of various Company subsidiaries. Mr. Perez was NWLIC’s Senior Vice President – Chief Legal Officer and Secretary from February 2015 to January 2019, Vice President – Corporate Counsel of NWLIC from December 2011 to February 2015, Assistant Vice President – Corporate Counsel from April 2006 to December 2011, and Corporate Counsel from May 2001 to April 2006.

CHAD J. TOPE
Mr. Tope has been NWLIC’s Executive Vice President – Chief Marketing Officer since June 2019. He was appointed to the Board of Ozark National Life Insurance Company (an NWLIC subsidiary) in August 2019. Prior to joining NWLIC, Mr. Tope served as Owner of Tope Consulting Group from August 2018 to June 2019, and President for Voya Financial from April 1995 to August 2018.

NATALIE U. ANDERSON
Ms. Anderson has been NWLIC’s Senior Vice President – Chief Investment Officer since April 2020, and served as NWLIC's Vice President - Head of Investments from November 2019 to March 2020. Ms. Anderson is a member of the Investment Committee since January 2020, and Chairman of the Finance Committee since February 2020. Ms. Anderson served as Vice President – Investments from October 2016 to November 2019 and Assistant Vice President - Investments from October 2013 to October 2016. Ms. Anderson has worked in the NWLIC Investments Department since July 1997.

GINA BYRNE MILLER
Ms. Miller has been NWLIC’s Senior Vice President – Chief Legal Officer and Secretary since January 2020, and served as Vice President – Corporate Counsel and Secretary since March 2019. She also serves as Senior Vice President – Chief Legal Officer and Secretary of the Company. Ms. Miller serves as Director, Officer, and/or Manager of various Company subsidiaries. Ms. Miller was Vice President – Corporate Counsel of NWLIC from October 2015 to March 2019, Assistant Vice President – Corporate Counsel from October 2013 to October 2015, and Corporate Counsel from February 2005 to October 2013.

STEVEN W. MILLS
Mr. Mills has been NWLIC’s Senior Vice President – Chief Administrative Officer since February 2017. He was appointed to the Board of Ozark National Life Insurance Company (an NWLIC subsidiary) in February 2019. Prior to joining NWLIC, Mr. Mills was: Vice President of several departments at Sagicor Life Insurance Company from February 2006 to December 2016; executive director of United Way of Northwest Illinois, Inc. from January 2004 to January 2006; 2nd Vice President of Client Services for Trustmark Insurance Company from June 2003 to January 2004; 2nd Vice President of Operations with Stewart & Associates from December 2002 to March 2003; and 2nd Vice President of Administration with Trustmark Insurance Company from January 1995 to September 2002.

GREGORY J. OWEN
Mr. Owen has been NWLIC’s Senior Vice President – Chief Information Officer since March 2018. Prior to joining NWLIC, Mr. Owen served as: Vice President – Chief Information Officer for Western Reserve Group from October 2007 to March 2018; Corporate Vice President – Chief Information Officer for New York Life from August 2005 to September 2007; 2nd Vice President for Assurant Employee Benefits from July 2002 to August 2005; and Client Service Executive for Employer’s Reinsurance Corporation from July 1994 to July 2002.

BRIAN M. PRIBYL
Mr. Pribyl has been NWLIC’s Senior Vice President – Chief Financial Officer and Treasurer since 2001, and he serves as Senior Vice President - Chief Financial Officer and Treasurer with the Company. Mr. Pribyl has been an NWLIC director since October 2015, and he serves as Director, Officer, and/or Manager of various Company subsidiaries. Mr. Pribyl was an Executive Vice President – Chief Financial Officer, Treasurer and Secretary for Interstate Assurance Company from July 1990 to April 2001, and an Audit Manager for Price Waterhouse from 1983 to 1990.

STEPHEN M. VAN DE BERG
Mr. Van De Berg has been NWLIC’s Senior Vice President – Chief Actuary and Chief Risk Officer since July 2019. Prior to joining NWLIC, Mr. Van De Berg served as CFO-Individual Markets for Great West Financial from 2016-2019; Senior Vice President – Chief Actuary-Life of Genworth Financial from 2012-2015; Vice President – Head of Accumulation Products for ING from 2007-2012; and Vice President – Product Management for Hartford Life Private Placement from 2003-2007.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as set forth in the following paragraphs, we are not aware of any transactions since the beginning of 2020 or any currently proposed transaction between us or our subsidiaries and any member of the Board of Directors, any of our executive officers, any security holder who is known to us to own of record or beneficially more than 5% of our Common Stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and in which any of the foregoing persons had, or will have, a direct or indirect material interest.  Except as otherwise noted and as applicable, we believe that each transaction described below is, or was, as the case may be, on terms at least as favorable to us as we would expect to negotiate with an unaffiliated party.

Relationships among Directors and Executive Officers

Ross R. Moody of Austin, Texas, the President and Chief Executive Officer and a director of the Company, is the stepson of Ann M. Moody and the half-brother of Frances A. Moody-Dahlberg.  Frances A. Moody-Dahlberg of Dallas, Texas, a director of the Company, is the daughter of Ann M. Moody and the half-sister of Ross R. Moody.  E. Douglas McLeod of Galveston, Texas, a director of the Company, is the brother of Ann M. Moody.  Ann M. Moody, of Galveston, Texas, a director of the Company, is the sister of E. Douglas McLeod, mother of Frances A. Moody-Dahlberg, and stepmother of Ross R. Moody.

Please read "Compensation Discussion and Analysis" below for information regarding the payments and awards we made to our Named Executive Officers during 2020.

Transactions with Related Persons, Promoters, and Certain Control Persons

Robert L. Moody, Jr. ("Mr. Moody, Jr.") is the son of Robert L. Moody, Sr., Chairman Emeritus of the Board of Directors, the stepson of Ann M. Moody, a director of the Company, and is the brother of Ross R. Moody, the Company's Chairman, President and Chief Executive Officer, and half-brother of Frances A. Moody-Dahlberg who serves as a director of the Company.

Mr. Moody, Jr. wholly owns an insurance marketing organization that maintains agency contracts with NWLIC pursuant to which agency commissions are paid in accordance with NWLIC's standard commission schedules. Mr. Moody, Jr. also maintains an independent agent contract with NWLIC for policies personally sold under which commissions are paid in accordance with standard commission schedules.  In 2020, commissions paid under these agency contracts aggregated approximately $182,957. Mr. Moody, Jr. is also a shareholder of the Company, as shown in the "Owners of More than 5% of Our Common Stock" table below.

NWLIC holds an investment totaling approximately 9.4% of the issued and outstanding Class A shares of Moody Bancshares, Inc. ("Bancshares") at December 31, 2020, and the Three R Trusts owns a majority of the issued and outstanding Class B shares of Bancshares. Three R Trusts are Texas trusts established by Robert L. Moody, Sr., for the benefit of his children, Mr. Moody, Jr., Ross R. Moody, Frances A. Moody-Dahlberg, and Russell S. Moody. Bancshares owns 100% of the outstanding shares of Moody Bank Holding Company, Inc., which owns approximately 98.5% of the outstanding shares of Moody National Bank ("MNB"). NWLIC utilizes MNB for certain bank custodian services as well as for certain administrative services with respect to its defined benefit plan.  During 2020, fees totaling $582,150 were paid to MNB with respect to these services. NWLIC also maintains a revolving line of credit facility with MNB up to the principal amount of $75,000,000, and a Master Repurchase Agreement with MNB providing for the overnight investment of its cash balances.  The revolving credit loan agreement was renewed with MNB most recently in 2018.

During 2020, NWLIC paid American National Group, Inc. ("American National") $840,802 in premiums for certain company sponsored benefit plans and $2,635,164 in reimbursements for claim costs for which American National provides third party administrative services.  American National paid NWLIC $2,744,962 in premiums for its company sponsored benefit plans. NWLIC maintains an investment management agreement with American National Registered Investment Advisor, Inc., a subsidiary of American National, under which $47,778 was paid for services in 2020.  Robert L. Moody, Sr. serves as Chairman Emeritus of American National Insurance Company, a subsidiary of American National. Ross R. Moody serves as Chairman of the Board of American National, and Frances A. Moody-Dahlberg serves as a director of American National.

During 2015, American National sold a 24.93% undivided participation in a mortgage loan to The Westcap Corporation, a wholly owned subsidiary of NWLIC, for $20.0 million. The Westcap Corporation will receive 24.93% of all future cash receipts, which will be recognized over the life of the loan. The mortgage loan investment had a balance of $18.5 million as of December 31, 2020.

Review, Approval, and Ratification of Transactions with Related Persons

In accordance with the Company's Audit Committee Charter, related party transactions must be reviewed and approved by the Audit Committee of the Board of Directors, both at inception and on an ongoing basis.  Periodic reports of potential related party transactions are brought to the attention of the Audit Committee by management, and the Audit Committee reviews the information on a case by case basis to determine if any transaction is a related party transaction.  The standard of review for any related party transaction is that the transaction must be fair to the Company and the transaction must be no more favorable to the related party than a similar arm's length transaction with a non-related party.

Other than the requirements contained in the Audit Committee Charter, memorandums, and documentation of review and approvals, the Company has not adopted written procedures for review of, or written standards for approval of, these transactions.

INFORMATION RELATING TO OUR BOARD OF DIRECTORS
AND CERTAIN COMMITTEES OF OUR BOARD OF DIRECTORS

The Board of Directors

Our business is managed through the oversight and direction of our Board of Directors.  The Board of Directors currently has nine members and, as detailed in Proposal 1, it recommends a Board of Directors comprised of nine members for the ensuing year.

Meetings of the Board of Directors

During 2020, the Board of Directors held a total of seven meetings.  In addition to meetings, the Board of Directors acts by written consent from time to time but did not do so during 2020.  All of the current directors that were members of the Board of Directors during 2020 attended more than 75% of the meetings.  Each such director attended more than 75% of the meetings of the committees of which he is a member that were held during 2020.

Attendance at Annual Meetings of Stockholders

We encourage but do not require the members of our Board of Directors to attend the annual meeting of stockholders.  As a result of concerns relating to the COVID-19 pandemic, only three of the then current members of the Board of Directors attended the 2020 annual meeting of stockholders.

Board Leadership / Affirmative Determinations Regarding Director Independence

The Company is a "Controlled Company" as defined in NASDAQ Listing Rule 5615(c)(1) and is exempt from the requirement to have a majority of the members of its Board of Directors as independent directors.  The Company qualifies as a Controlled Company because more than 50% of the voting power for the election of directors is held by Robert L. Moody, Sr. through the Moody Revocable Trust.

The Board of Directors does not currently separate the role of Chairman of the Board from the role of Chief Executive Officer (both of which are held by Mr. Ross R. Moody) because it believes that this structure currently provides the most efficient and effective leadership model for the Company.  The Company does have a separate lead independent director, David S. Boone, who was elected to the position by the Company's independent directors.  The Board of Directors has affirmatively determined that each of Messrs. Dr. Thomas A. Blackwell, David S. Boone, Stephen E. Glasgow, E. Douglas McLeod, and E. J. Pederson are "independent directors" as such term is defined in NASDAQ Listing Rule 5605(a)(2).  The independent directors met in executive session on three separate occasions during 2020.

As described under "Committees of the Board of Directors" below, the Compensation and Stock Option Committee, the Audit Committee, and the Nominating Committee will be comprised solely of "independent director" nominees elected at the Annual Meeting. The Board of Directors has affirmatively determined that each such member of these committees satisfies the independence requirements applicable to audit and compensation committees as prescribed by the NASDAQ Listing Rules and the rules and regulations of the SEC.

Risk Management
Similar to other companies, NWLGI is exposed to a wide spectrum of financial, operational, and other risks.  Effective enterprise risk management ("ERM") is a key concern for identifying, monitoring, measuring, communicating, and managing risks within limits and risk tolerances.  The Company's Board of Directors and senior management are knowledgeable of and accountable for key risks.  The full Board of Directors of the Company (as well as the Board of Directors of NWLIC) meets at least every other month and regularly hears reports from the President and Chief Executive Officer, the Chief Financial Officer, the President and Chief Operating Officer (NWLIC), the Chief Actuary and Chief Risk Officer (NWLIC), the Chief Investment Officer (NWLIC), and the Chief Legal Officer. In addition, the Board of Directors of the Company has several committees, including the Audit Committee and the Compensation and Stock Option Committee, and the Board of Directors of NWLIC has an Investment Committee and an Executive Committee, that regularly convene to address various aspects of risk. Day-to-day responsibility for the overall ERM governance framework resides with NWLIC's designated Chief Risk Officer.

The Company maintains several management groups and committees that meet regularly to monitor, discuss, and manage a variety of issues and risks associated with the business.  These groups and committees include numerous areas such as regulatory compliance, financial reporting process and controls, fraud unit investigations, product spread management, and business strategy.  Key members of senior management are involved with these groups and committees providing direction and oversight and serve as a reporting liaison with the Company’s Board of Directors and sub-committees.

COMMITTEES OF THE BOARD OF DIRECTORS

NWLGI's Board of Directors has a standing and separately designated Audit Committee, Compensation and Stock Option Committee, and Nominating Committee.  Information regarding each of these committees is set forth below.

Audit Committee

The Audit Committee of the Board of Directors consists of four directors, all of whom are independent as required by the NASDAQ Listing Rules and federal securities laws.  The committee is primarily responsible for oversight of the Company’s financial statements and controls; assessing and ensuring the independence, qualifications, and performance of the independent auditors; appointing and retaining the independent auditors; approving the independent auditor’s services and fees; reviewing and approving all related party transactions; reviewing potential conflict of interest situations where appropriate; overseeing and directing internal audit activities; reviewing the Company's financial risk assessment process and ethical, legal, and regulatory compliance programs; oversight of the Company's risk management function, including ERM; and reviewing and approving the annual audited financial statements for the Company before issuance.  Dr. Thomas A. Blackwell, David S. Boone, Stephen E. Glasgow, and E. J. Pederson are members of the Audit Committee.  E. J. Pederson serves as Chairman of the Audit Committee.  The Audit Committee Charter is available in the Financial Information section on the Company's website at www.nwlgi.com.  During 2020, the Audit Committee held 11 meetings.

The Board of Directors has determined that Mr. Boone is an "Audit Committee Financial Expert" as defined by the Securities Exchange Act of 1934, as amended, and as noted above Mr. Boone is an independent director. Additionally, Dr. Blackwell, Mr. Glasgow, and Mr. Pederson are financially literate and are able to read and understand financial statements, including a company's balance sheet, income statement, and cash flow statement. The Audit Committee will be comprised solely of "independent director" nominees elected at the Annual Meeting.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee ("Compensation Committee") of the Board of Directors consists of four directors, all of whom are independent as required by the NASDAQ Listing Rules and federal securities laws. The committee has oversight responsibility for the compensation programs for the Company's Named Executive Officers as well as all other officers.  Dr. Thomas A. Blackwell, David S. Boone, Stephen E. Glasgow, and E. J. Pederson serve as members of the Compensation Committee and Dr. Blackwell serves as its Chairman. The Compensation Committee's report on executive compensation is included under the heading "Compensation Committee Report," below.  The Compensation Committee held three meetings during 2020, and its charter is available on the Company's website at www.nwlgi.com.

Nominating Committee

The Company is a "Controlled Company" as defined in NASDAQ Listing Rule 5615(c)(1) and is exempt from the requirement that its independent directors oversee the director nomination process. Notwithstanding such exemption, the Company's Board of Directors, as a matter of good corporate governance, established an independent Nominating Committee at its regular meeting held on April 24, 2020.

The Nominating Committee is primarily responsible for identifying individuals qualified to become Board members and annually recommending to the Board the director nominees proposed for election at the annual meeting.

David S. Boone, Stephen E. Glasgow, and E.J. Pederson are the members of the Nominating Committee, and all such members are independent under the NASDAQ Listing Rules. David S. Boone serves as Chairman of the Nominating Committee. The Nominating Committee Charter is available in the Financial Information section on the Company's website at www.nwlgi.com. Pursuant to its Charter, the Nominating Committee’s process for identifying and evaluating director candidates will be consistent with the approach that has been used by the full Board, as discussed below in the “Director Nominations and Qualifications” discussion.

DIRECTOR NOMINATIONS AND QUALIFICATIONS

In evaluating potential director candidates, the Board of Directors considers the appropriate balance of experience, skills, and characteristics required of the Board of Directors.  The Board of Directors selects director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of and familiarity with our business, willingness to devote adequate attention and time to duties of the Board of Directors, and such other criteria as is deemed relevant by the Board of Directors.  The Company’s Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, viewpoints, and skills.  The Board of Directors considers the effectiveness of this policy and the effectiveness of the Board of Directors generally in the course of nominating directors for election.

In identifying potential director candidates, the Board of Directors relies on recommendations made by current directors and officers.  In addition, the Board of Directors may engage a third party search firm to identify and recommend potential candidates.  Finally, the Board of Directors will consider candidates recommended by stockholders.

Each candidate for director (regardless of whether recommended by a stockholder) must possess at least the following minimum qualifications:
•Each candidate shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.
•Each candidate shall be an individual who has demonstrated integrity, honesty, and ethics in his or her professional life.
•Each candidate shall be prepared to participate fully in Board of Director activities, including attendance at, and active participation in, meetings of the Board of Directors and the committees of which he or she is a member, and not have any other personal or professional commitments that would, in the Board of Directors' sole judgment, interfere with or limit his or her ability to do so.
•Each candidate shall possess a general appreciation for the issues confronting a public company of our size and operational scope, including corporate governance concerns, the regulatory obligations of a public company, strategic business planning, competition in a global business economy, and basic concepts of corporate finance.
•Each candidate shall be free of any legal or regulatory impediment to service on the Board of Directors.

In addition, the Board of Directors also considers it desirable that candidates possess the following qualities or skills:
•Each candidate should have knowledge of insurance company regulations or of regulated industries in general, and be able to meet any specific qualifications imposed by regulators on insurance company executives and directors.
•Each candidate should contribute positively to the existing chemistry and collaborative culture among board members.
•Each candidate should possess strategic contacts and involvement in business and civic affairs.

In addition to the foregoing qualifications and qualities, the Board and the Nominating Committee believe it is valuable for Board members to represent a diversity of perspective, experience, skill, education, gender, race, age, ethnicity, religion, disability, and geographic origin whenever possible. The Board and the Committee believe such diversity can provide broader insight into the views and priorities of the Company’s diverse stockholders, customers, employees, and agents. Therefore, the Company is committed to considering candidates to the Board regardless of gender, race, ethnicity, religion, disability, and national origin. Any search firm retained to assist the Committee in seeking candidates for the Board will affirmatively be instructed to seek to present women and minority candidates.

Stockholders may recommend potential director nominees by writing to the Corporate Secretary at our principal executive offices located at 10801 N Mopac Expy Bldg 3, Austin, TX 78759, stating the recommended candidate’s name and qualifications for Board membership. When considering potential nominees recommended by stockholders, the Nominating Committee and the Board will evaluate a candidate recommended by a stockholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources. In addition, a qualifying stockholder (or stockholders) may nominate director nominees as described in the “Deadlines for Submitting Stockholder Nominations and Proposals for the 2022 Annual Meeting” section of this proxy statement.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board of Directors or with specified individual directors by sending a letter to our Corporate Secretary, Gina Byrne Miller, at the following address: National Western Life Group, Inc., 10801 N Mopac Expy Bldg 3, Austin, TX 78759.

Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on the Company's books, of the stockholder sending such communication, and (iii) the class and number of shares of the Company that are beneficially owned by such stockholder. The Corporate Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is deemed unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

CODE OF ETHICS

The Company has adopted a Code of Ethics and Conduct for all directors, officers, and employees.  This Code is intended to comply with the requirement of the Federal Securities laws and the requirements of NASDAQ.  The Code of Ethics and Conduct has been posted to the Company's website at www.nwlgi.com in the Financial Information section. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Ethics and Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website where it is accessible through the same link noted above.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2020, Dr. Thomas A. Blackwell, David S. Boone, Stephen E. Glasgow, and E. J. Pederson served as members of our Compensation Committee.  None of the members of our Compensation Committee is currently, or has been at any time since our formation, one of our officers or employees. None of the Company's executive officers serve as a member of the compensation committee of any company that has an executive officer serving on the Company's Board of Directors.  In addition, none of the Company's executive officers serve as a member of the board of directors of any company that has an executive officer serving as a member of the Company's compensation and stock option committee.

COMPENSATION DISCUSSION AND ANALYSIS

Purpose

This Compensation Discussion and Analysis (CD&A) is intended to explain to stockholders how the Company's compensation program is designed and how it operates with respect to our Named Executive Officers, or NEOs, (CEO, CFO, and the Company's three other most highly paid executives in 2020). It first describes our executive compensation philosophy and how we design our compensation program, with a discussion focusing on the main elements. We then detail and analyze the resultant compensation of our Named Executive Officers. The NEOs are employed by, and their compensation is paid by, NWLIC. The NEOs for 2020 are as follows:

Ross R. Moody, NWLGI President and Chief Executive Officer; NWLIC Chief Executive Officer
    Rey Perez, NWLGI Senior Vice President; NWLIC President and Chief Operating Officer
Chad J. Tope, NWLIC Executive Vice President – Chief Marketing Officer
    Stephen M. Van De Berg, NWLIC Senior Vice President – Chief Actuary and Chief Risk Officer
Brian M. Pribyl, NWLGI Senior Vice President – Chief Financial Officer and Treasurer; NWLIC Senior Vice President – Chief Financial Officer and Treasurer

The Compensation Committee is appointed by and serves at the discretion of the NWLGI Board of Directors. The Compensation Committee consists of four members who meet the independence requirements of federal securities laws and the listing standards of NASDAQ.  The purpose of the Compensation Committee is to discharge the Board of Directors' responsibilities for reviewing and establishing the compensation not just for the NEOs but for all of the Company's officers. These compensation elements include base salary, annual incentive bonuses, discretionary bonuses and awards, long term incentive compensation in the form of stock appreciation rights (SARs), restricted stock units (RSUs), and performance share units (PSUs), and any other officer compensation arrangements. The Committee annually reviews and evaluates the executive compensation program to ensure that the program is aligned with the Company's compensation philosophy and performance.

To assist the Compensation Committee with its responsibilities, it is supported by NWLIC's Human Resources, Legal, and Financial departments. The Compensation Committee may retain, and has retained from time-to-time, independent compensation consultants who report directly to the members of the Compensation Committee.  Regular meetings of the Compensation Committee are scheduled during the year with additional meetings on an as-necessary interim basis and include sessions without members of management present. The Compensation Committee reports to the NWLGI Board of Directors on its actions and recommendations.

The Compensation Committee also considers the advice of Mr. Moody and Mr. Perez concerning executive officers and key employees other than themselves.  Specifically, Mr. Moody and Mr. Perez annually review the performance of key employees and each executive officer other than themselves. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee.  The Board of Directors and the Compensation Committee exercise their discretion in setting compensation or in modifying any recommended adjustments or awards to executives.

Compensation Philosophy and Objectives

The Company's overall philosophy in setting compensation policies is to align pay with performance while at the same time providing competitive compensation that allows the Company to retain and attract talented individuals. Within this overall philosophy, the Compensation Committee has adopted several key principles to help guide compensation decisions for executive officers:
•Provide a competitive total compensation package so the Company can attract, retain, and motivate talented individuals;
•Tie compensation in part to overall Company financial performance through performance share units and variable bonus awards so that executives are held accountable through their compensation for the performance of the business, thus maintaining a certain amount of compensation at risk;
•Tie compensation in part to the Company's stock performance through stock appreciation rights, performance share units, and restricted stock units to align executives' interests with those of the Company's stockholders; and
•Maintain a committee of the Board of Directors independent of senior management that may engage independent compensation consultants as needed to review and establish compensation for executive officers.

Based upon our review of the executive compensation arrangements as detailed in the following sections, the Compensation Committee believes that the compensation program does not encourage executives to take unreasonable risks that may harm stockholder value. This is achieved by striking an appropriate balance between short-term and long-term incentives, using a diversity of metrics to assess performance under our incentive programs, placing caps on our incentive award payout opportunities, and using long-term incentives following equity practices that limit the potential for timing awards.

Elements of Executive Compensation

Officer compensation arrangements, including executive officers, are reviewed and approved annually by the Compensation Committee. The Compensation Committee focuses primarily on the following components in forming the total compensation package for each Company executive officer:
•Base salary;
•Annual cash incentive bonus based on Company performance versus predetermined targets;
•Discretionary cash bonus based upon individual performance; and
•Long-term incentive compensation in the form of stock appreciation rights, restricted stock units, and performance share units.
The mix of executive compensation elements is based upon a philosophy of correlating a portion of executive compensation with the Company’s financial results and stock performance, thus putting a segment of executive officer annual and long-term compensation at-risk. This structure provides upside potential and downside risk for senior executive positions in recognition that these roles have greater influence on the Company’s performance.  The Compensation Committee believes that these factors, together with a balance of cash and equity awards, and short-term and long-term incentives, help ensure that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Consultant; Peer Group

To ensure that compensation levels are reasonably competitive with market rates, the Compensation Committee engages independent compensation consultants from time-to-time to conduct a survey of executive compensation in a defined group of companies comparable to NWLIC. The surveyed companies are selected by the Compensation Committee based on similar products and product lines, comparable financial size in terms of assets and revenues, and other known competitive factors.  Elements of this process were most recently completed by Towers Watson during calendar years 2020 and 2018.

For the surveys, Willis Towers Watson evaluated the Company's long term incentive compensation program for officers relative to other comparable companies, including American Equity Investment Life, American National Group, Brighthouse Financial, Citizens Insurance Company, CNO Financial, FBL Financial Group, FGL Holdings, Globe Life, Torchmark, and Lincoln National. The primary focus of the surveys was on base pay, total cash compensation, total compensation, incentive compensation plan designs, and overall market competitiveness. The Compensation Committee’s practice has been to generally target base salaries between the 25th and 50th percentile range, excluding incentive compensation, of the identified peer group. The findings and recommendations from these surveys were incorporated into NWLIC’s various incentive compensation programs for officers, and long-term incentive grants awarded in years 2017 through 2020, and in the planning for the 2021 compensation cycle.
In addition to market information, the Compensation Committee also subjectively reviews and evaluates the level of performance of the Company and of each officer.  In approving salary and incentive compensation for individuals other than the NWLGI President and Chief Executive Officer and NWLIC's President and Chief Operating Officer, the Compensation Committee considers recommendations from Mr. Ross R. Moody and Mr. Rey Perez concerning the other Company officers incorporating such factors as individual performance, the scope and complexity of their current responsibilities, length of time in their current positions, value of the executive's position to the market, and difficulty of replacement of the officer.  This evaluation focuses most heavily on the base salary levels for each officer.

Annual Incentive Compensation

For executive officer positions, the Compensation Committee has determined that annual incentive bonuses are an integral part of the executive's compensation package as the cash bonuses create a direct link between executive compensation and individual and business performance.  In 2020 there were three officer bonus programs in effect that were reviewed and approved by the Compensation Committee.  The Compensation Committee has approved incentive bonus programs for 2021 incorporating the survey results mentioned previously and consequently there are again three officer bonus programs.  The 2020 bonus programs in which our Named Executive Officers participated were the Officer Bonus Program and the Chief Marketing Officer Bonus Program.

Officer Bonus Program.  All of our NEOs participated in the Officer Bonus Program ("Officer Bonus") during 2020 except Mr. Tope, who participated in the Chief Marketing Officer Bonus Program discussed below.  In order to tie the compensation under the program with the Company's financial performance, the Officer Bonus includes metrics associated with NWLIC's annual sales performance, expense management, and the Company's profitability. In accordance with the program, the Compensation Committee set performance targets for each metric at different levels equating to various bonus level percentages as follows:

	Chairman and CEO/	Senior
	President and COO	Vice President
Financial Performance Metric	Bonus % Range

Sales	0% to 45%	0% to 11.25%
Expense Management	0% to 45%	0% to 11.25%
Profitability	0% to 60%	0% to 22.5%

The sum of the achieved bonus percentages for each metric, subject to a maximum aggregate percentage of 150% for the Chairman and CEO, 130% for the President and COO, and 45% for Senior Vice Presidents, is applied to the base salary approved by the Compensation Committee for each participant to determine the earned bonus amount.  The profitability metric is based upon the Company’s audited financial statements for the year. Bonus awards are generally paid in the year following the annual financial performance concurrent with the completion of the Company’s audit of the year-end financial statements and approval of the award amounts by the Compensation Committee. Accordingly, the bonus payments made in 2020 were based upon the results achieved for 2019 financial performance metrics established by the Compensation Committee and the Officer Bonus payments earned based on 2020 financial performance were paid in March 2021.

The bonus percentages achieved under the programs in 2019 as a percentage of the participant's base salary were 90.0% for the Chairman and CEO, 85.0% for the President and COO, and 30.83% for Senior Vice Presidents.  The 2020 bonus percentage achieved was comprised of the Sales, Expense Management, and Profitability financial metrics as shown in the following tables.

Chairman and CEO

Financial Performance Metric	Minimum	Target Level	Maximum	Achieved Level	Bonus %

Annuity Sales	$250.0 million	$400.0 million	$500.0 million	$350.5 million	11.25%
Life Insurance Sales	$148.0 million	$178.0 million	$208.0 million	$194.7 million	18.75%
Total Sales Metric					30.00%
Expense Management	109% actual/target	100% actual/target	96.5% actual/target	96.2% actual/target	45.00%
Profitability	0.65 - 0.75% ROA	0.85 - 0.95% ROA	1.05% ROA	0.715% ROA	25.00%
Total Bonus Percentage					100.00%

President and COO

Financial Performance Metric	Minimum	Target Level	Maximum	Achieved Level	Bonus %

Annuity Sales	$250.0 million	$400.0 million	$500.0 million	$350.5 million	11.25%
Life Insurance Sales	$148.0 million	$178.0 million	$208.0 million	$194.7 million	18.75%
Total Sales Metric					30.00%
Expense Management	109% actual/target	100% actual/target	96.5% actual/target	96.2% actual/target	45.00%
Profitability	0.65 - 0.75% ROA	0.85 - 0.95% ROA	1.05% ROA	0.715% ROA	20.00%
Total Bonus Percentage					95.00%

Senior Vice President

Financial Performance Metric	Minimum	Target Level	Maximum	Achieved Level	Bonus %

Annuity Sales	$250.0 million	$400.0 million	$500.0 million	$350.5 million	3.75%
Life Insurance Sales	$148.0 million	$178.0 million	$208.0 million	$194.7 million	5.00%
Total Sales Metric					8.75%
Expense Management	109% actual/target	100% actual/target	96.5% actual/target	96.2% actual/target	11.25%
Profitability	0.65 - 0.75% ROA	0.85 - 0.95% ROA	1.05% ROA	0.715% ROA	12.50%
Total Bonus Percentage					32.50%

Chief Marketing Officer Bonus Program.  The participant in the Chief Marketing Officer Bonus Program ("CMO Bonus") during 2020 was the NWLIC Executive Vice President and Chief Marketing Officer (Mr. Chad J. Tope).  In order to tie the compensation under the program with the Company's financial performance, the CMO Bonus includes metrics associated with NWLIC's annual sales performance, product persistency, expense management, and the Company's profitability. In accordance with the program, the Compensation Committee set performance targets for each metric at different levels equating to various bonus level percentages as follows:

Chief Marketing Officer
Financial Performance Metric	Bonus % Range

Sales	0% to No limit
Product Persistency	0% to 16%
Expense Management	0% to 15%
Company Profitability	0% to 30%

The bonus percentage under the CMO Program in 2019 as a percentage of the participant's base salary was 100.0%.  The 2020 bonus percentage achieved was comprised of the Sales, Product Persistency, Expense Management, and Profitability financial metrics as shown in the following table.

Financial Performance Metric	Minimum	Target Level	Maximum	Achieved Level	Bonus %

Annuity Sales	$250.0 million	$400.0 million	No limit	$350.5 million	22.50%
Life Insurance Sales	$148.0 million	$178.0 million	No limit	$194.7 million	37.50%
Total Sales Metric					60.00%
Annuity Persistency	96% actual/target	100% actual/target	106% actual/target	101.2% actual/target	5.00%
Life Insurance Persistency	96% actual/target	100% actual/target	106% actual/target	104.8% actual/target	7.00%
Expense Management	110% actual/target	100% actual/target	93.0% actual/target	142.4% actual/target	0.00%
Profitability	0.65 - 0.75% ROA	0.85 - 0.95% ROA	1.05% ROA	0.715% ROA	10.00%
Total Bonus Percentage					82.00%

For additional information regarding awards made in 2020 to our Named Executive Officers, see the Summary Compensation Table on page 24.

Discretionary Bonus Awards

The Compensation Committee considers from time-to-time circumstances which merit the need to recognize outstanding performance in the form of a discretionary bonus.  Although many of these situations may be deemed within the normal responsibilities of officers, the Compensation Committee on occasion may provide one-time recognition bonuses to identified officers where the demands of the situation and the results of the effort warrant such recognition. There were no discretionary bonuses awarded in 2020 to the Named Executive Officers.

Long-Term Incentive Compensation

Under the Company's 1995 Stock and Incentive Plan and 2008 Incentive Plan, the Compensation Committee provides Company officers with long-term incentive awards through grants of stock options or stock appreciation rights ("SARs") directly aligning the interest of the officers with stockholder interests. The stock options and SARs have a graded five-year vesting period that begins on the third anniversary date of the grant in order to promote a long-term perspective and to encourage key employees to remain at the Company. All options and SARs to date have been granted at the fair market value of the Company's Class A Stock on the date of the grant. The Compensation Committee believes that stock options and SARs are inherently performance-based and a form of at-risk compensation since the recipient does not benefit unless the Company's common stock price subsequently rises.

On June 15, 2016, stockholders of NWLGI approved the Incentive Plan, which is a stock and incentive plan amending and restating the 2008 Plan. The Incentive Plan includes additional provisions, most notably regarding the definition of performance objectives which could be used in the issuance of performance awards. The Incentive Plan allows for certain other share or unit awards which are solely paid out in cash based on the value of the Company's shares, or changes therein, as well as the financial performance of the Company under predetermined target performance metrics. Certain awards, such as restricted stock units ("RSUs") provide solely for cash settlement based upon the market price of the Company's Class A common shares, often referred to as "phantom stock-based awards." Unlike share-settled awards, which have a fixed grant-date fair value, the fair value of unsettled or unvested liability awards is remeasured at the end of each reporting period based on the change in the fair value of a share. The liability and corresponding expense are adjusted accordingly until the award is settled. Other awards may involve performance share units ("PSUs") which are units granted at a specified dollar amount per unit, typically linked to the Company's Class A common share price, that are subsequently multiplied by an attained performance factor to derive the number of PSUs to be multiplied by the Company's Class A common share price on the vesting date to arrive at the cash compensation at the vesting date.

The Compensation Committee is responsible for determining the recipients of the grants, when the grants should be made, and the number of shares, rights, or units to be granted. The size of the awards generally reflect each officer's position relative to other officers in the Company with consideration to total compensation targets obtained from the peer group information previously discussed. In addition, as is the case with base salaries, the Compensation Committee considers the grant recommendations of Mr. Moody and Mr. Perez for other officers.

The Compensation Committee may consider making grants at any time but generally coordinates the issuance of grants concurrent with its annual review of officer compensation.  On December 9, 2020, the Company granted 40,990 SARs, 9,324 PSUs, and 6,147 RSUs to officers of NWLIC, Ozark National Life Insurance Company, and N.I.S. Financial Services, Inc., Company subsidiaries. The stock award price of $192.10 was based on the 20-day average of NWLGI's Class A common share closing market price up to and including the grant date. The SARs will vest annually at a rate of 33.3% per year from the date of grant and the PSUs and RSUs vest three years from the date of grant. The RSUs are payable in cash at the vesting date equal to the 20-day average of the Company's Class A common share closing market price up to and including the grant vesting date. For PSUs, the performance period begins the first day of the calendar year, in this case January 1, 2021, and runs three years. At that time, the three-year performance outcome will be measured against the pre-defined target amounts to determine the number of PSUs earned as compensation. Included in these grants were the following SARs, RSUs, and PSUs to Named Executive Officers.

	SAR Grant	RSU Grant	PSU Grant
	12/09/20	12/09/20	12/09/20

Ross R. Moody	20,656	3,098	6,197

Rey Perez	2,212	332	664

Chad J. Tope	1,475	221	442

Stephen M. Van De Berg	921	138	276

Brian M. Pribyl	898	135	269

Retirement and Other Benefits

NWLIC's executive officers are eligible to participate in the health and welfare, 401(k), and defined benefit retirement benefit plans that are offered to other company employees (NWLIC's qualified defined benefit pension plan was frozen as of December 31, 2007). In addition, if eligible, executive officers may participate in the following plans:

Group Excess Benefit Plan

Company officers at the senior vice president level and above, including Named Executive Officers, as well as those hired or promoted to the vice president level prior to May 1, 2007, are eligible to participate in a group excess benefit plan which supplements NWLIC's core medical insurance plan. Administered by ANICO, the group excess benefit plan provides coverage for co-pays, deductibles, and other out-of-pocket expenses not covered by the core medical insurance plan. Offering such a plan to the selected company officer levels is viewed as a key component of the overall compensation strategy for attracting and retaining talented executive officers. The benefits provided to each Named Executive Officer are reported in the "All Other Compensation Column" of the Summary Compensation Table.

Non-Qualified Deferred Compensation Plan

This plan allows NWLIC senior officers, including Named Executive Officers, to defer payment of a percentage of their compensation and to provide for up to a 2% matching and 2% profit sharing contribution on plan compensation that exceeds certain qualified plan limits, and an additional NWLIC discretionary matching contribution of up to 2% of plan compensation. Company contributions are subject to a vesting schedule based upon each officer’s years of service. Benefit information associated with this plan is disclosed in the Non-Qualified Deferred Compensation table below and NWLIC contributions are included in the "All Other Compensation" column in the Summary Compensation Table.

Non-Qualified Defined Benefit Plan for the President of NWLIC

Similar to the immediately preceding plan, this plan specifically covers NWLICs former President, Mr. Ross R. Moody, and is intended to provide retirement benefits that comply with the American Jobs Creation Act of 2004. Mr. Moody's benefits associated with this plan are disclosed in the Pension Benefits table in the Pension Benefits section.

Special Considerations for Pension-Related Amounts Reported in the Summary Compensation Table

It is important to note that amounts reported in the "Changes in Pension Value and Non-Qualified Deferred Compensation Earnings" column of the Summary Compensation Table below are not the result of any decision to increase or decrease pay. For each of the NEOs, the amount reported in such column includes the year-over-year change in accrued pension benefits under our frozen defined benefit pension plans. Such change is influenced by variables outside of the Company’s control, including interest rates, mortality factors, and the age of each individual.

Postretirement Benefits

The Company's basic health plan and group excess benefit plan have a provision for individuals serving in the positions of Chairman of the Board or President for seven years or more subsequent to 1980 to continue to receive lifetime health benefits for themselves and their dependents upon retirement. Mr. Ross R. Moody currently meets this eligibility criteria.

Perquisites and Other Personal Benefits

The Compensation Committee periodically reviews executive officer perquisites and other benefits based upon information supplied to it by NWLIC’s Human Resources, Legal, and Financial departments. In addition to base salaries and annual and long-term bonus incentives, the Company provides its executive officers with certain and varying perquisites and benefits.

The perquisites and personal benefits provided to each Named Executive Officer are reported in the "All Other Compensation Column" of the Summary Compensation Table below and are described in further detail in the footnotes to that table.

Stock Ownership Guidelines

The Company does not require that its directors be stockholders. The Compensation Committee is satisfied that the long-term incentive compensation offered to directors and officers in the form of SARs, RSUs, and PSUs adequately aligns this group's interest with those of the Company's stockholders.

Anti-Hedging Policy

Our Insider Trading Policy prohibits our officers, employees, and directors from engaging in hedging or monetization transactions with respect to our stock that are designed to or have the effect of hedging or offsetting any decreases in the market value of such stock, such as zero-cost collars and forward sale contracts. Such transactions are prohibited because when our officers, employees, and directors own our stock without the full risks of ownership, they may no longer have the same objectives as our other shareholders.

Employment Agreements

The Company does not generally utilize employment agreements with its executive officers or other employees. The Company's practice has been to issue offer letters to executive officer candidates when recruited to their positions.  In addition to outlining the executive officer’s responsibilities, each offer letter specifies the beginning base salary and eligibility for any additional compensation programs overseen by the Compensation Committee.  Except for the change in control agreements with our Named Executive Officers described below, as of December 31, 2020, the Company does not have any contractual obligations to its Named Executive Officers for severance payments in connection with any termination or change-in-control.

In December 2019, we entered into a Change in Control & Severance Agreement with Ross R. Moody. The term of this agreement ends two years from the effective date (December 16, 2019) with respect to an involuntary termination without cause in the absence of a “change in control,” as defined in the agreement. Following any change in control, the term of the agreement ends on the third anniversary of such change in control. The agreement also terminates upon Mr. Moody’s earlier death or incapacity. Pursuant to this agreement, Mr. Moody is eligible to receive certain severance benefits, including enhanced severance benefits, if there is a qualifying termination of employment within three years following a change in control.

Also in 2019, we entered into Change in Control Agreements with our Named Executive Officers other than Mr. Moody. The term of each of such agreements ends on the second anniversary of a “change in control,” as defined in the agreements, unless the agreement is earlier terminated pursuant to its terms. Under these agreements, the Named Executive Officers other than Mr. Moody are eligible to receive certain severance benefits if there is a qualifying termination of employment within two years following a change in control. The agreements do not provide for any payments or benefits in connection with a termination of employment in the absence of a change in control.

See below under "Potential Payments Upon Termination or Change in Control" for a description of the severance benefits each of the Named Executive Officers would have been eligible to receive as of December 31, 2020 had his or her employment terminated at such time.

Financial Restatements

The Compensation Committee has not formally adopted a policy with respect to whether retroactive adjustments to any form of compensation paid under arrangements for executive officers will be made where the prior payment was related to financial results of the Company that are subsequently restated. The Compensation Committee believes that such an issue is best addressed at the time it occurs and all facts and circumstances surrounding the restatement are known.

Tax and Accounting Treatment of Compensation

Historically, section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to public corporations for non-performance based compensation over $1 million paid in any one year to each of the individuals who were, at the end of the year, the corporation's chief executive officer and the four other most highly compensated executive officers. As of 2018, the Tax Cuts and Jobs Act signed into law on December 22, 2017 eliminates the performance based exception to the $1 million deduction limit. As such, the Company may no longer take a deduction for any compensation paid to the corporation's chief executive officer, chief financial officer, and the other three most highly compensated executive officers in excess of $1 million, but the Act preserved the exception for "written binding contracts" in effect as of November 2, 2017, so long as such contracts are not materially modified after that date. Except for the Chairman and Chief Executive Officer of the Company, the levels of non-performance based salary, bonus, and other compensation paid do not typically exceed this level.

The Compensation Committee generally seeks ways to limit the impact of Section 162(m) but reserves the right to award compensation to executive officers that may not be deductible under Section 162(m), and it will continue to consider all elements of cost to the Company of providing such compensation, including the potential impact, if any, of Section 162(m).

The Company accounts for long-term incentive compensation in the form of stock options, SARs, RSUs, and PSUs to executive officers under generally accepted accounting principles ("GAAP") guidance which requires the Company to estimate and expense each award of equity compensation over the service period of the award. Other accounting guidance requires that cash compensation be recorded as an expense at the time the obligation is accrued.

Equity Compensation Plan Information at December 31, 2020

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)

Equity compensation plans approved by security holders	—	—	291,000

Equity compensation plans not approved by security holders	—	—	—
Total	—	—	291,000

Compensation Committee Report

The Compensation Committee has reviewed each element of executive officer compensation and believes that the compensation philosophy and practices are designed to serve the best interests of the Company and its stockholders. The Compensation Committee also believes that the compensation of the Company's executive officers is both appropriate and consistent with the objectives set by this committee.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company's management. Based on its reviews and discussions, the Compensation Committee approved and recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Submitted by the Compensation Committee of the Board of Directors

Dr. Thomas A. Blackwell, Chairman
David S. Boone
Stephen E. Glasgow
E. J. Pederson

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that NWLGI specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s Named Executive Officers for the years ended December 31, 2020, 2019, and 2018.

Name and Principal Position	Year	Salary (a)	Stock/Option/SAR/RSU/PSU Awards (b)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings (d)	All Other Compensation (e)	Total

Ross R. Moody	2020	$1,120,620	$2,859,267	$1,058,211	(c)	$6,034,324	$96,660	$11,169,082
President and Chief	2019	$1,096,020	$2,275,801	$929,268		$5,357,667	$98,228	$9,756,984
Executive Officer	2018	$1,071,354	$2,216,454	$729,607		$24,103	$103,391	$4,144,909

Rey Perez(1)	2020	$432,500	$299,316	$403,750	(c)	$94,677	$31,909	$1,262,152
NWLIC President &	2019	$291,000	$266,317	$64,111		$54,403	$30,461	$763,306
Chief Operating Officer	2018	$244,707	$119,168	$55,285		-$8,936	$27,263	$450,830

Chad J. Tope	2020	$426,500	$199,368	$383,775	(c)	$18,807	$142,143	$1,170,593
NWLIC Executive Vice President,	2019	$220,673	$177,545	$229,028		$1,372	$108,551	$737,169
Chief Marketing Officer	2018	$0	$0	$0		$0	$0	$0

Stephen M. Van De Berg	2020	$353,812	$124,491	$114,989	(c)	$9,284	$142,351	$744,927
NWLIC Senior Vice President,	2019	$154,808	$110,933	$49,896		$155	$81,548	$397,340
Chief Actuary & Chief Risk Officer	2018	$0	$0	$0		$0	$0	$0

Brian M. Pribyl	2020	$352,329	$121,448	$112,070	(c)	$278,623	$32,677	$897,147
Senior Vice President,	2019	$344,986	$108,123	$103,749		$184,097	$34,375	$775,330
Chief Financial Officer & Treasurer	2018	$333,959	$105,302	$94,288		$-84,723	$35,774	$484,600

Note: Columns with no data have been omitted.
(1)    Mr. Perez began serving as NWLIC's President and Chief Operating Officer on January 1, 2020. He served as NWLIC's Executive Vice President - Chief Legal Officer from January 2019 through December 2019.

(a)The 2020 amounts in this column include Company and subsidiary Board of Director fees of $62,500 for Mr. Moody, $7,500 for Mr. Perez, $7,500 for Mr. Pribyl, and $1,500 for Mr. Tope.
(b)Grant date fair value computed in accordance with FASB ASC Topic 718.  A discussion of the assumptions underlying the calculations can be found in Note 12 to our Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2020. 2020 values reflect grants awarded on December 9, 2020.
(c)The amounts for Mr. Moody, Mr. Perez, Mr. Van De Berg, and Mr. Pribyl represent the bonus earned under the 2020 Officer Bonus Program. The amount for Mr. Tope represents the bonus earned under the 2020 Chief Marketing Officer Bonus Program.
(d)The amounts in this column represent the change in the accumulated pension benefit under the Company's qualified defined benefit plan for Mr. Perez and Mr. Pribyl and the change in the accumulated pension benefit under the Company's qualified and non-qualified defined benefit plans for Mr. Moody. For a discussion of the assumptions made in the calculation of these amounts, refer to the Notes to Consolidated Financial Statements section of the Annual Report on Form 10-K.
(e)The amounts in this column include the items summarized in the following table:

All Other Compensation

Name and Principal Position	Year	Company Paid Benefit Premiums (a)	Excess Benefit Claims Paid (b)	Company Contributions To Savings Plans (c)	Company Paid Taxes/ Insurance	Other Perquisites		Total All Other Compensation

Ross R. Moody	2020	2,949	3,911	57,951	—	31,849	(d)	96,660
President and Chief	2019	5,817	5,839	56,821	—	29,751		98,228
Executive Officer	2018	5,556	10,031	55,735	—	32,069		103,391

Rey Perez(1)	2020	9,976	864	20,369	—	700		31,909
NWLIC President &	2019	11,735	2,343	15,390	—	993		30,461
Chief Operating Officer	2018	11,242	—	14,314	—	1,707		27,263

Chad J. Tope	2020	12,028	11,315	39,339	—	79,461	(e)	142,143
NWLIC Executive Vice President,	2019	3,593	—	15,861	—	89,097		108,551
Chief Marketing Officer	2018	—	—	—	—	—		—

Stephen M. Van De Berg	2020	12,028	36,334	30,080	—	63,909	(f)	142,351
NWLIC Senior Vice President,	2019	2,695	—	5,609	—	73,244		81,548
Chief Actuary & Chief Risk Officer	2018	—	—	—	—	—		—

Brian M. Pribyl	2020	7,335	4,004	20,638	—	700		32,677
Senior Vice President,	2019	8,540	4,730	20,405	—	700		34,375
Chief Financial Officer & Treasurer	2018	11,242	2,711	20,050	—	1,771		35,774

(1)    Mr. Perez began serving as NWLIC's President and Chief Operating Officer on January 1, 2020. He served as NWLIC's Executive Vice President - Chief Legal Officer from January 2019 through December 2019.

(a)    NWLIC provides its officers additional compensation equivalent to the premiums for health, dental, and accidental death and dismemberment coverage offered to all employees.
(b)    The amounts in this column represent claims paid under NWLIC's Group Excess Benefit Program.
(c)    The amounts in this column represent NWLIC contributions to NWLIC's qualified and non-qualified savings plans. NWLIC's 401(k) plan is available to all employees with the same contribution criteria.
(d)    Mr. Moody's amounts in this column include $12,250 for car expense, $10,840 in credit card membership points, $7,359 in membership dues, and $1,400 in officer and director gifts.
(e)    Mr. Tope's amounts in this column include reimbursed relocation expenses of $78,762.
(f)    Mr. Van De Berg's amounts in this column include reimbursed relocation expenses of $13,209 and the second installment of a sign-on bonus of $50,000.

Grants of Plan-Based Awards

The following table provides information regarding grants under NWLIC’s 2020 Officer Bonus Program for the executive officers named in the Summary Compensation Table.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)
Name	Threshold ($)	Target ($)	Maximum (b) ($)

Ross R. Moody
2020 Officer Bonus Program:
Life insurance sales	79,359	158,718	238,077
Annuity sales	79,359	158,718	238,077
Expense management	79,359	317,436	476,154
Company profitability	264,530	529,060	634,872

Rey Perez
2020 Officer Bonus Program:
Life insurance sales	31,875	63,750	95,625
Annuity sales	31,875	63,750	95,625
Expense management	31,875	127,500	191,250
Company profitability	85,000	170,000	255,000

Chad J. Tope
2020 Chief Marketing Officer Bonus Program:
Life insurance sales	63,750	127,500	No limit
Annuity sales	63,750	127,500	No limit
Life insurance persistency	5,313	21,250	34,000
Annuity persistency	5,313	21,250	34,000
Expense management	10,625	42,500	63,750
Company profitability	42,500	85,000	127,500

Stephen M. Van De Berg
2020 Officer Bonus Program:
Life insurance sales	11,057	15,479	19,902
Annuity sales	11,057	15,479	19,902
Expense management	11,057	30,959	39,804
Company profitability	44,226	61,917	79,608

Brian M. Pribyl
2020 Officer Bonus Program:
Life insurance sales	10,776	15,086	19,397
Annuity sales	10,776	15,086	19,397
Expense management	10,776	30,173	38,793
Expense management	43,104	60,345	77,587

Note: Columns with no data have been omitted.

(a)Amounts that have been or are expected to be paid in 2021 pertaining to the 2020 programs are reflected in the Summary Compensation Table. The 2020 program bonus amounts are based upon the base salary reflected in the applicable program addendums.
(b)Although the Officer Bonus Program has stated maximums per program component, the aggregate bonus amount cannot exceed 150% for the Chairman and CEO, 130% for the President, and 45% for Senior Vice Presidents, respectively, of base salaries.

The following table provides information regarding stock appreciation right (SAR), performance share unit (PSU), and restricted stock unit (RSU) grants awarded during the year ended December 31, 2020 under the Company's Incentive Plan for the Named Executive Officers listed in the Summary Compensation Table.

Name	Grant Date	Grant Type	All Other Option Awards: Number of Securities Underlying Award (#)	Exercise or Base Price of Awards ($)	Grant Date Fair Value of Awards ($)

Ross R. Moody	12/09/20	SAR	20,656	$192.10	$1,008,383
	12/09/20	PSU	6,197	$192.10	$1,190,444
	12/09/20	RSU	3,098	$192.10	$595,126
	12/09/20	RSU	340	$192.10	$65,314

Rey Perez	12/09/20	SAR	2,212	$192.10	$107,985
	12/09/20	PSU	664	$192.10	$127,554
	12/09/20	RSU	332	$192.10	$63,777

Chad J. Tope	12/09/20	SAR	1,475	$192.10	$72,006
	12/09/20	PSU	442	$192.10	$84,908
	12/09/20	RSU	221	$192.10	$42,454

Stephen M. Van De Berg	12/09/20	SAR	921	$192.10	$44,961
	12/09/20	PSU	276	$192.10	$53,020
	12/09/20	RSU	138	$192.10	$26,510

Brian M. Pribyl	12/09/20	SAR	898	$192.10	$43,839
	12/09/20	PSU	269	$192.10	$51,675
	12/09/20	RSU	135	$192.10	$25,934

Outstanding Equity Awards at December 31, 2020

The following table provides information regarding outstanding stock options, SARs, RSUs, and PSUs held by the executive officers named in the Summary Compensation Table as of December 31, 2020.

	Option/SAR/RSU/PSU Awards
Name	Number of Securities Underlying Unexercised Options/SARs/RSUs/PSUs Exercisable (#)		Number of Securities Underlying Unexercised Options/SARs/RSUs/PSUs Unexercisable (#)	Option/SAR/RSU/PSU Exercise Price ($)	Option/SAR/RSU/PSU Expiration Date

Ross R. Moody Grants:
12/14/11 SAR	5,518	*	—	132.56	12/14/2021
12/14/11 (director SAR)	1,000	*	—	132.56	12/14/2021
12/11/13 SAR	5,000	*	—	210.22	12/11/2023
12/11/13 (director SAR)	1,000	*	—	210.22	12/11/2023
02/17/16 SAR	8,893	*	—	216.48	02/17/2026
02/16/17 SAR	6,342	*		311.16	02/16/2027
12/13/17 SAR	5,902	*	—	334.34	12/13/2027
12/12/18 SAR	4,532		2,266	303.77	12/12/2028
12/12/18 RSU	—		1,700	303.77	12/12/2021
12/12/18 PSU	—		3,399	303.77	12/12/2021
12/11/19 SAR	3,169		6,340	252.91	12/11/2029
12/11/19 RSU	—		2,092	252.91	12/11/2022
12/11/19 PSU	—		4,184	252.91	12/11/2022
12/09/20 SAR	—		20,656	192.10	12/09/2030
12/09/20 RSU	—		3,098	192.10	12/09/2023
12/09/20 (director RSU)	—		340	192.10	12/09/2021
12/09/20 PSU	—		6,197	192.10	12/09/2023

Rey Perez Grants:
12/14/11 SAR	100	*	—	132.56	12/14/2021
12/11/13 SAR	500	*	—	210.22	12/11/2023
02/17/16 SAR	291	*	—	216.48	02/17/2026
02/16/17 SAR	213	*		311.16	02/16/2027
12/13/17 SAR	198	*	—	334.34	12/13/2027
12/12/18 SAR	250		125	303.77	12/12/2028
12/12/18 RSU	—		94	303.77	12/12/2021
12/12/18 PSU	—		188	303.77	12/12/2021
12/11/19 SAR	382		764	252.91	12/11/2029
12/11/19 RSU	—		252	252.91	12/11/2022
12/11/19 PSU	—		504	252.91	12/11/2022
12/09/20 SAR	—		2,212	192.10	12/09/2030
12/09/20 RSU	—		332	192.10	12/09/2023
12/09/20 PSU	—		664	192.10	12/09/2023

Name	Number of Securities Underlying Unexercised Options/SARs/RSUs/PSUs Exercisable (#)		Number of Securities Underlying Unexercised Options/SARs/RSUs/PSUs Unexercisable (#)	Option/SAR/RSU/PSU Exercise Price ($)	Option/SAR/RSU/PSU Expiration Date

Chad J. Tope Grants:
12/11/19 SAR	254		510	252.91	12/11/2029
12/11/19 RSU	—		168	252.91	12/11/2022
12/11/19 PSU	—		336	252.91	12/11/2022
12/09/20 SAR	—		1,475	192.10	12/09/2030
12/09/20 RSU	—		221	192.10	12/09/2023
12/09/20 PSU	—		442	192.10	12/09/2023

Stephen M. Van De Berg Grants:
12/11/19 SAR	159		318	252.91	12/11/2029
12/11/19 RSU	—		105	252.91	12/11/2022
12/11/19 PSU	—		210	252.91	12/11/2022
12/09/20 SAR	—		921	192.10	12/09/2030
12/09/20 RSU	—		138	192.10	12/09/2023
12/09/20 PSU	—		276	192.10	12/09/2023

Brian M. Pribyl Grants:
12/14/11 SAR	1,000	*	—	132.56	12/14/2021
12/11/13 SAR	1,000	*	—	210.22	12/11/2023
02/17/16 SAR	433	*	—	216.48	02/17/2026
02/16/17 SAR	308	*	—	311.16	02/16/2027
12/13/17 SAR	287	*	—	334.34	12/13/2027
12/12/18 SAR	221		111	303.77	12/12/2028
12/12/18 RSU	—		83	303.77	12/12/2021
12/12/18 PSU	—		166	303.77	12/12/2021
12/11/19 SAR	155		310	252.91	12/11/2029
12/11/19 RSU	—		102	252.91	12/11/2022
12/11/19 PSU	—		205	252.91	12/11/2022
12/09/20 SAR	—		898	192.10	12/09/2030
12/09/20 RSU	—		135	192.10	12/09/2023
12/09/20 PSU	—		269	192.10	12/09/2023
Note: Columns with no data have been omitted.
(*) - Fully vested.

Officer SARs granted prior to 2016 vest 20% annually following three full years of service to the Company from the date of grant.  SARs granted to members of the Board of Directors prior to 2016 vest 20% annually following one full year of service to the Company from the date of grant. Beginning with the grants awarded in 2017, SARs granted to officers will vest annually at a rate of 33.3% per year from the date of grant while RSUs and PSUs granted to officers will vest three years from the date of grant. RSUs granted to members of the Board of Directors in 2020 vest one year from the date of grant. Accordingly, the unexercisable SARs, RSUs, and PSUs shown in the previous table are scheduled to vest during the following years:

Name	2021	2022	2023	Total Unexercisable

Ross R. Moody Grants:
12/12/18 SAR	2,266	—	—	2,266
12/12/18 RSU	1,700	—	—	1,700
12/12/18 PSU	3,399	—	—	3,399
12/11/19 SAR	3,170	3,170	—	6,340
12/11/19 RSU	—	2,092	—	2,092
12/11/19 PSU	—	4,184	—	4,184
12/09/20 SAR	6,885	6,885	6,886	20,656
12/09/20 RSU	—	—	3,098	3,098
12/09/20 (director RSU)	340	—	—	340
12/09/20 PSU	—	—	6,197	6,197

Rey Perez Grants:
12/12/18 SAR	125	—	—	125
12/12/18 RSU	94	—	—	94
12/12/18 PSU	188	—	—	188
12/11/19 SAR	382	382	—	764
12/11/19 RSU	—	252	—	252
12/11/19 PSU	—	504	—	504
12/09/20 SAR	737	737	738	2,212
12/09/20 RSU	—	—	332	332
12/09/20 PSU	—	—	664	664

Chad J. Tope Grants:
12/11/19 SAR	255	255	—	510
12/11/19 RSU	—	168	—	168
12/11/19 PSU	—	336	—	336
12/09/20 SAR	491	492	492	1,475
12/09/20 RSU	—	—	221	221
12/09/20 PSU	—	—	442	442

Stephen M. Van De Berg Grants:
12/11/19 SAR	159	159	—	318
12/11/19 RSU	—	105	—	105
12/11/19 PSU	—	—	—	210
12/09/20 SAR	307	307	307	921
12/09/20 RSU	—	—	138	138
12/09/20 PSU	—	—	276	276

Name	2021	2022	2023	Total Unexercisable

Brian M. Pribyl Grants:
12/12/18 SAR	111	—	—	111
12/12/18 RSU	83	—	—	83
12/12/18 PSU	166	—	—	166
12/11/19 SAR	155	155	—	310
12/11/19 RSU	—	102	—	102
12/11/19 PSU	—	205	—	205
12/09/20 SAR	299	299	300	898
12/09/20 RSU	—	—	135	135
12/09/20 PSU	—	—	269	269

Option Exercises and Stock Vested

The following table sets forth information regarding stock option and SAR exercises by the executive officers named in the Summary Compensation Table for the year ended December 31, 2020.  The Company does not have stock award plans with stock subject to vesting. All exercises shown below for the year ended December 31, 2020 were released pursuant to plan provisions and not based on participant election.

	SAR/RSU/PSU Awards
Name	Number of Shares Exercised (#)	Value Realized On Exercise ($)

Ross R. Moody	9,040*	2,174,682

Rey Perez	295	71,375

Chad J. Tope	—	—

Stephen M. Van De Berg	—	—

Brian M. Pribyl	428	103,513
Note: Columns with no data have been omitted.
*Mr. Moody's totals include 3,060 officer RSUs and 5,722 senior officer PSUs, and 258 director RSUs.

Pension Benefits

The following table provides information regarding benefits under NWLIC’s Pension Plan, Grandfathered Non-Qualified Defined Benefit Plan, Non-Qualified Defined Benefit Plan, and Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company (NWLIC).

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Ross R. Moody	NWLIC Pension Plan	17	754,172	—

	Non-Qualified Defined
	Benefit Plan for the
	President of NWLIC	30	14,815,625	—

Rey Perez	NWLIC Pension Plan	7	93,368	—

Brian M. Pribyl	NWLIC Pension Plan	7	343,911	—

Note: Mr. Tope and Mr. Van De Berg are not eligible participants in the Pension Plan. Columns with no data have been omitted.

Pension Plan. The qualified defined benefit plan covers substantially all employees and officers of NWLIC and provides benefits based on the participant’s years of service and compensation.  The company makes annual contributions to the plan that complies with the minimum funding provisions of the Employee Retirement Income Security Act.  Annual pension benefits for those employees who became eligible participants prior to January 1, 1991, are generally calculated as the sum of the following:

(a)    50% of the participant’s final 5-year average annual eligible compensation at December 31, 1990, less 50% of their primary social security benefit determined at December 31, 1990; this net amount is then prorated for less than 15 years of benefit service at normal retirement date.  This result is multiplied by a fraction which is the participant’s years of benefit service at December 31, 1990, divided by the participant's years of benefit service at normal retirement date.
(b)    1.5% of the participant's eligible compensation earned during each year of benefit service after December 31, 1990 and through December 31, 2007.

Annual pension benefits for those employees who become eligible participants on or subsequent to January 1, 1991, are generally calculated as 1.5% of their compensation earned during each year of benefit service through December 31, 2007.

On October 19, 2007, NWLIC’s Board of Directors approved an amendment to freeze the Pension Plan as of December 31, 2007.  The freeze ceased future benefit accruals to all participants and closed the Plan to any new participants.  In addition, all participants became immediately 100% vested in their accrued benefits as of that date.  Accordingly future pension expense is projected to be minimal.

Non-Qualified Defined Benefit Plan.   This plan covers officers of NWLIC who were in the position of senior vice president or above prior to 1991.  The plan provides benefits based on the participant's years of service and compensation.  No minimum funding standards are required.

The benefit to be paid pursuant to this plan to a participant who retires at his normal retirement date shall be equal to (a) minus (b) minus (c), but the benefit may not exceed (d) minus (b) where:

(a)    is the benefit which would have been payable at the participant’s normal retirement date under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, and,

(b)    is the benefit which actually becomes payable under the terms of the Pension Plan at the participant's normal retirement date, and,
(c)    is the actuarial equivalent life annuity which may be provided by an accumulation of 2% of the participant's compensation for each year of service on and after January 1, 1991, accumulated at an assumed interest rate of 8.5% to the participant's normal retirement date, and,
(d)    is the benefit which would have been payable at the participant's normal retirement date under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a)(17) and 415 limits, except that the proration over 15 years shall instead be calculated over 30 years.

Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company.  This plan covers the former President of NWLIC, Ross R. Moody, and is intended to provide benefit accruals that comply with the American Jobs Creation Act of 2004.  No minimum funding standards are required.

The annual benefit to be paid to the President of NWLIC who retires at his normal retirement date shall be equal to (a) minus (b) minus (c) where:

(a)    equals his years of service (up to 45), multiplied by 1.66667%, and then multiplied by the excess of his eligible compensation over his primary social security benefit under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, and,
(b)    equals the actuarial equivalent life annuity provided by an accumulation of 2% of his compensation for each year of service on and after his date of hire, accumulated at an assumed interest rate of 8.5% to his normal retirement date, and,
(c)    equals the benefit actually payable to him under the terms of the Pension Plan.

The plan provides for a monthly in-service benefit if Mr. Ross R. Moody continues employment after his normal retirement date.

Non-Qualified Deferred Compensation

The following table provides information regarding NWLIC's non-qualified deferred compensation plan for the executive officers named in the Summary Compensation Table as of December 31, 2020.

Name	Executive Contributions in Last Fiscal Year (a) ($)	Registrant Contributions in Last Fiscal Year (b) ($)	Aggregate Earnings in Last Fiscal Year (c) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End (d) ($)

Ross R. Moody	64,024	47,351	586,787	—	3,741,447

Rey Perez	52,917	9,769	75,540	(113,661)	198,569

Chad J. Tope	65,554	29,337	18,791	—	158,956

Stephen M. Van De Berg	10,834	19,480	9,287	—	45,599

Brian M. Pribyl	14,327	10,038	236,644	—	778,691

Note: Columns with no data have been omitted.
(a)These amounts are included within the "Salary" and “Non-Equity Incentive Compensation Plan” columns of the Summary Compensation Table above.
(b)NWLIC contributions are reflected in the "All Other Compensation" column in the Summary Compensation Table and are not additional earned compensation.
(c)The investment options under the plan consist of a selection of mutual funds identical to those available to all employees through the 401(k) plan. The Company does not provide any above-market or preferential earnings rates, nor does it guarantee that an officer will have positive earnings under the investment options he or she selects. Since these amounts are not preferential, they are not included in the Summary Compensation Table.
(d)The aggregate balance shown represents the sum of executive contributions, Company contributions, and aggregate earnings, less any distributions or withdrawals, through December 31, 2020. Balances in the plan are settled in cash upon the termination event selected by the officer and distributed either in a lump sum or in annual installments. Deferred amounts represent unsecured obligations of the Company. This column includes amounts that were reported in prior years’ Summary Compensation Tables to the extent the NEO was an NEO in one or more prior years. These amounts are as follows: $1,008,899 for Mr. Moody (NEO for 2009-2020); $226,752 for Mr. Pribyl (NEO for 2009-2020); and $42,131 for Mr. Perez (NEO for 2019-2020).

Potential Payments Upon Termination or Change in Control

As of December 31, 2020, other than the Company’s 1995 Stock and Incentive Plan, 2008 Incentive Plan, Incentive Plan, Ross R. Moody's December 2019 Change in Control & Severance Agreement, and the 2019 Change in Control Agreements of each of the other Named Executive Officers, the Company has no contract, agreement, plan, or arrangement, written or unwritten, that provides for payment to any Named Executive Officer at, following, or in connection with any termination, severance, retirement or a constructive termination, or a change in control of the Company, or a change in any officer's responsibilities.

Termination of Employment without Cause in Absence of a Change in Control
Under Mr. Moody's Change in Control & Severance Agreement, if Mr. Moody's employment is terminated by us for any reason other than for "cause," death, or incapacity during the employment period (but not within three years of a "change in control," as defined in the agreement), subject to his execution of a release of claims, he will be entitled to (1) a lump sum cash amount equal to three times the sum of his annual base salary and his target bonus payable within 10 business days following the date of the employment termination and (2) financial counseling services, not to exceed $35,000, for a one-year period after termination of employment. In addition, in the event of any such termination, the agreement provides that for the sole purposes of the vesting of any incentive awards outstanding at the time of termination and for determining the expiration date of any such award, Mr. Moody’s employment shall be treated as having extended until the third anniversary of the date of termination. Under the agreement, "cause" is defined as the willful and continued failure of the executive to perform substantially the executive's duties owed to the Company or its affiliates after a written demand for substantial performance is delivered to the executive specifically identifying the nature of such unacceptable performance.

Change in Control
The 1995 Stock and Incentive Plan governs certain of the stock option grants held by our executive officers.  Our executive officers are not entitled to any benefits under our 1995 Stock and Incentive Plan that are not available to other participants.  The 1995 Stock and Incentive Plan includes the following change in control provisions, which would result in the accelerated vesting of outstanding option grants:  In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable.  The Committee, in its discretion, may determine that upon the occurrence of a Change in Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock over (ii) the exercise price per share, if applicable, of Common Stock set forth in such Award.  The provisions contained in the preceding sentence shall be inapplicable to an Award granted within six (6) months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of Section 16(a) of the 1934 Act.  If the consideration offered to stockholders of the Company in any transaction described in this paragraph consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.  The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

The 2008 Incentive Plan governs certain of the stock option grants and/or SARs held by our executive officers and provides for the acceleration of vesting of all awards upon a change in control of the Company. The 2008 Incentive Plan includes the following change in control provisions, which would result in the accelerated vesting of outstanding award grants:  The Committee may provide in an option agreement and/or Stock Appreciation Rights agreement that in the event of a Change in Control of the Company, (i) all or a portion of the stock options and/or any Stock Appreciation Rights awarded under such agreement shall become fully vested and immediately exercisable and/or (ii) the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control.

The Incentive Plan, which governs certain SARs, the RSUs, and PSUs held by our executive officers and provides for acceleration of vesting of all awards upon a change in control of the Company, contains the same change in control provisions noted above for the 2008 Incentive Plan.

Our executive officers hold grants under the 1995 Stock and Incentive Plan, the 2008 Incentive Plan, and the Incentive Plan. Grants under all three plans will immediately vest upon a change in control.  The following table depicts potential benefits for our executive officers as a result of a change in control.  Such termination is assumed to occur on January 1, 2021.

Named Executive Officer	Intrinsic Value of Accelerated Equity (1) ($)

Ross R. Moody	5,115,061

Rey Perez	459,007

Chad J. Tope	262,067

Stephen M. Van De Berg	163,702

Brian M. Pribyl	284,940

(1)     Value is based upon the closing selling price per share of our Class A Stock on the NASDAQ Global Select Market on December 31, 2020, the last trading day of 2020, which was $206.44.

Mr. Moody's Change in Control and Severance Agreement provides for severance payments upon a termination of employment by us without "cause," or by Mr. Moody with good reason, within three years following a "change in control." In the event of a qualifying termination following a change in control, Mr. Moody would be entitled to (1) a lump sum cash amount equal to his currently effective annual base salary through the termination date and any accrued vacation pay payable within 10 business days following the date of the employment termination, (2) a lump sum cash amount equal to three times the sum of his annual base salary and his target bonus, payable within 10 business days following the date of the employment termination, (3) reimbursement of up to $50,000 for expenses and costs related to outplacement services, the provider of which shall be selected by Mr. Moody in his sole discretion, (4) continued use of a company car for one year following the termination date, and (5) reimbursement up to $75,000 for legal fees and expenses incurred as a result of any dispute resolution process entered into by Mr. Moody to enforce the agreement.

The Change in Control Agreements with each of our Named Executive Officers other than Mr. Moody provide for severance payments upon a termination of employment by us without "cause" within two years following a "change in control." In the event of a qualifying termination following a change in control, the terminated executive would be entitled to a lump sum cash amount equal to his or her currently effective annual base salary and any accrued vacation pay through the termination date, plus a lump sum cash amount equal to the sum of his or her annual base salary and target bonus, both payable within 10 business days following the date of termination.

Under the agreements with Mr. Moody and the other Named Executive Officers, if the executive terminates his or her employment after one or more of the following events following a change in control, such termination is treated as a qualifying termination for purposes of the benefits payable under the agreements: (1) the executive’s annual base salary, target bonus or any of his or her other material compensation arrangements is materially reduced, unrelated to his or her performance, (2) the executive’s duties or responsibilities are negatively and materially changed in a manner inconsistent with his or her position or authority, (3) the Company requires the executive’s work location or residence to be relocated more than 25 miles, or (4) the Company or its successor fails to offer the executive a comparable position after the change in control.

Under the agreements with Mr. Moody and the other Named Executive Officers, "cause" is generally defined as the willful and continued failure of the executive to perform substantially the executive's duties owed to the company or its affiliates after demand for performance is delivered to the executive identifying the nature of such unacceptable performance. A "change in control" is deemed to occur if:
(a) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 as amended (the "Act")), other than NWLGI or a subsidiary of NWLGI or an employee benefit plan sponsored by NWLGI or a subsidiary of NWLGI, acquires beneficial ownership (as defined in Section 13(d) (directly or indirectly) of (i) 50 percent or more of the outstanding securities of NWLGI entitled to vote in the elections of directors (or securities or rights convertible into or exchangeable for such securities) ("Stock") of NWLGI, or (ii) Stock having a total number of votes that may be cast and elect a majority of the directors of NWLGI; or
(b) there shall have been a change in a majority of the members of the Board of Directors of NWLGI within a twelve month period, unless the election or nomination for election by NWLGI's stockholders of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period; or
(c) the stockholders of NWLGI shall approve (i) any consolidation, merger, or other reorganization of NWLGI in which NWLGI is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities, or other property, other than a merger of NWLGI in which holders of Stock immediately prior to the merger have either the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before or have more than 50 percent of the ownership of voting common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer in one transaction or a series of related transactions of 50 percent or more of the assets of NWLGI; or
(d) there shall occur a liquidation or dissolution of NWLGI.

The following table reflects the estimated payments to the Named Executive Officers that may be made upon certain terminations of employment as described above. The estimated payments in the table are calculated based on the assumption that the hypothetical termination of employment occurred on December 31, 2020. See the table above for a calculation of the intrinsic value of accelerated equity following a change in control.

Named Executive Officer	Scenario	Cash Severance ($)	Benefits ($)	Total ($)

Ross R. Moody	Voluntary Resignation (No Good Reason)	—	—	—
	Qualifying Termination	6,666,162	35,000	6,701,162
	Involuntary Termination for Cause	—	—	—
	Qualifying Termination Following Change In Control	6,666,162	125,000	6,791,162
	No Termination Following Change in Control	—	—	—

Rey Perez	Voluntary Resignation (No Good Reason)	—	—	—
	Qualifying Termination	850,000	—	850,000
	Involuntary Termination for Cause	—	—	—
	Qualifying Termination Following Change In Control	850,000	—	850,000
	No Termination Following Change in Control	—	—	—

Chad J. Tope	Voluntary Resignation (No Good Reason)	—	—	—
	Qualifying Termination	850,000	—	850,000
	Involuntary Termination for Cause	—	—	—
	Qualifying Termination Following Change In Control	850,000	—	850,000
	No Termination Following Change in Control	—	—	—

Named Executive Officer	Scenario	Cash Severance ($)	Benefits ($)	Total ($)

Stephen M. Van De Berg	Voluntary Resignation (No Good Reason)	—	—	—
	Qualifying Termination	477,646	—	477,646
	Involuntary Termination for Cause	—	—	—
	Qualifying Termination Following Change In Control	477,646	—	477,646
	No Termination Following Change in Control	—	—	—

Brian M. Pribyl	Voluntary Resignation (No Good Reason)	—	—	—
	Qualifying Termination	465,519	—	465,519
	Involuntary Termination for Cause	—	—	—
	Qualifying Termination Following Change In Control	465,519	—	465,519
	No Termination Following Change in Control	—	—	—

Under the terms of their respective agreements, each Named Executive Officer would also be entitled to be paid the amounts of any accrued salary and accrued vacation through the date of termination to the extent not previously paid or provided. Mr. Moody would also be entitled to the following: (1) reimbursement of up to $50,000 for expenses and costs related to outplacement services, (2) continued use of a company car for one year following the termination date, and (3) reimbursement up to $75,000 for legal fees and expenses incurred as a result of any dispute resolution process entered into by Mr. Moody to enforce the agreement.

CEO Pay Ratio

We calculated the CEO Pay Ratio in compliance with the requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K. Our median employee was identified from our total employee population (excluding the CEO) as of December 31, 2020, using total gross earnings for 2020 as our consistently applied compensation measure, without annualizing the compensation of individuals who were employed for less than the full year. Our determination of the median employee yielded two median employees because, after excluding the CEO, we had an even number of employees. After identifying the two median employees, we determined their annual total compensation for 2020 in the same manner used for the Named Executive Officers in the Summary Compensation Table above and, in order to utilize a more conservative approach, selected the employee with the lower annual total compensation.

For 2020, our median employee's (excluding the CEO) annual total compensation was $54,908 and our Chief Executive Officer's annual total compensation was $11,169,082. As such, our CEO to Employee Pay Ratio was 203 to 1. Our Chief Executive Officer’s annual total compensation, as reported in the Summary Compensation Table above, for 2020 was $11,169,082 as compared to $9,756,984 for 2019.

This pay ratio is a reasonable good faith estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on his or her annual total compensation allow companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio we report above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions to calculate their own pay ratios.

Director Compensation

The following table sets forth the compensation for 2020 for those individuals who served as members of the Company's Board of Directors during 2020 (excluding Named Executive Officers whose director compensation is included in the Summary Compensation Table).

Name	Fees Earned or Paid in Cash ($)		RSU Awards ($)	All Other Compensation ($)		Total ($)

Dr. Thomas A. Blackwell	60,600		49,809	928		111,337

David S. Boone	63,000	*	49,809	44,786	(a)	157,595

Stephen E. Glasgow	78,500	*	49,809	57,189	(b)	185,498

E. Douglas McLeod	43,000		49,809	718		93,527

Ann M. Moody	41,000		49,809	32,901	(c)	123,710

Frances A. Moody-Dahlberg	42,000		49,809	33,111	(d)	124,920

E. J. Pederson	71,400	*	49,809	718		121,927

Note: Columns with no data have been omitted.
* The Fees Earned column includes Company subsidiary director fees of $6,000 for Mr. Boone, $19,000 for Mr. Glasgow, and $6,000 for Mr. Pederson.

(a)The amount shown for Mr. Boone includes $32,183 value of the company's Group Excess Benefit Plan and $11,675 value of the health insurance plan.
(b)The amount shown for Mr. Glasgow includes $32,183 value of the company's Group Excess Benefit Plan and $24,078 value of the health insurance plan.
(c)The amount shown for Ms. Moody includes $32,183 value of the company's Group Excess Benefit Plan.
(d)The amount shown for Mrs. Moody-Dahlberg includes $32,183 value of the company's Group Excess Benefit Plan.

Company directors received $3,000 per month in retainer fees and $1,000 for each board meeting attended in 2020. They are also reimbursed for actual travel expenses incurred in performing services as directors.  An additional $1,000 is paid for each committee meeting attended.  Directors of the Company's subsidiary, NWLIC, receive $1,000 per board meeting attended. Nonemployee directors of the Company's subsidiary, NWL Services, Inc., receive $1,000 per board meeting attended. Directors of the Company's downstream subsidiary, NWLSM, Inc., receive $1,000 per board meeting attended. Directors of the Company's downstream subsidiary, Regent Care Limited Partner, Inc., receive $500 per board meeting attended.  The amounts paid pursuant to these arrangements are included in the Director Compensation Table of this Item (the Summary Compensation Table for Mr. Moody).  The directors and their dependents are also eligible to participate in NWLIC's group insurance program.

Directors of the Company are eligible for restricted stock awards, incentive awards, and performance awards under the National Western Life Group Inc. Incentive Plan.  Company directors, including members of the Compensation and Stock Option Committee, are eligible for nondiscretionary stock options. The following table provides information regarding RSU awards to directors during the year ended December 31, 2020 under the Company's Incentive Plan. The RSUs vest one year from the date of grant, and are payable in cash at the vesting date equal to the closing price of the Company's Class A common share at that time.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying RSUs (#)	Exercise or Base Price of RSU Awards ($)*	Grant Date Fair Value of RSU Awards ($)

Dr. Thomas A. Blackwell	12/09/20	340	192.10	65,314

David S. Boone	12/09/20	340	192.10	65,314

Stephen E. Glasgow	12/09/20	340	192.10	65,314

E. Douglas McLeod	12/09/20	340	192.10	65,314

Ann M. Moody	12/09/20	340	192.10	65,314

Frances A. Moody-Dahlberg	12/09/20	340	192.10	65,314

E. J. Pederson	12/09/20	340	192.10	65,314

*RSUs are payable in cash at the vesting date equal to the 20-day average closing price of the Company's Class A common stock up to and including the vesting date.

PROPOSAL 2:  RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

BKD, LLP, an independent registered public accounting firm, has served as our independent auditors since 2014 and audited our consolidated financial statements for the year ended December 31, 2020.  The Audit Committee is directly responsible for the appointment of our independent registered public accounting firm and has appointed BKD, LLP to audit our financial statements for the year ending December 31, 2021. Stockholder ratification of the appointment of BKD, LLP as our independent registered public accounting firm is not required by our Amended and Restated Bylaws or other applicable legal requirement.  However, the appointment of BKD, LLP is being submitted to the stockholders for ratification as a matter of good corporate governance.  If the stockholders do not ratify the appointment of BKD, LLP as the Company's independent registered public accounting firm, the Audit Committee will consider the matter at its next meeting.  Even if the appointment is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be appropriate.

Representatives of BKD, LLP have informed us that they will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed NWLGI and its subsidiaries by BKD, LLP for 2020 and 2019 are set forth in the table below:

	2020	2019
	(In thousands)

Audit Fees (1)	$1,273	$1,057
Audit Related Fees (2)	—	80
Tax Fees (3)	—	5
All Other Fees	—	—

Total	$1,273	$1,142

(1)    These amounts represent the aggregate fees for professional services agreed upon by BKD, LLP for the audit of the Company's consolidated annual financial statements for the years ended December 31, 2020 and 2019, reviews of the condensed consolidated financial statements included in the Company quarterly reports on Form 10-Q for these years, and the related annual audits of internal control over financial reporting, and for stand-alone audits of the statutory financial statements of National Western Life Insurance Company and Ozark National Life Insurance Company, and the stand-alone GAAP financial statements of N.I.S. Financial Services, Inc.
(2)    The amount in 2019 represents fees paid to BKD LLP for additional audit work beyond the normal audit scope related to purchase accounting and related internal financial reporting controls pertaining to the Company's acquisition of Ozark National Life Insurance Company and N.I.S. Financial Services, Inc.
(3)    The amount in 2019 represents fees paid to BKD LLP for tax basis consulting services provided to N.I.S. Financial Services, Inc. pertaining to its acquisition by the Company.
The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor of the Company.  The policy requires that all services the Company's independent auditor may provide to the Company, including audit services and permitted audit-related and non-auditor services, be pre-approved by the Committee.  The Committee approved all audit and non-audit services provided by BKD, LLP during 2020 and 2019.

The Board of Directors recommends that you vote "FOR" the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.  All proxies executed and returned will be voted "FOR" the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 unless the proxy specifies otherwise.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of four of the Company's independent directors. The Audit Committee of the Board is responsible for the appointment and compensation of the independent auditors for the Company, reviewing the activities and independence of the independent auditors, including the plan and scope of the audit and audit fees, monitoring the adequacy of the reporting and internal controls, oversight of any internal audit function, meeting periodically with management and the independent auditors, and resolving any disagreements between management and the independent auditors. Pursuant to the NASDAQ Listing Rules and federal securities laws, all of the members of the Audit Committee are independent.

BKD, LLP, Little Rock, Arkansas, was the Company's independent registered public accounting firm with respect to the Company's consolidated financial statements for the year ended December 31, 2020. Audit services performed by BKD, LLP consist of the audit of the statutory and consolidated GAAP basis financial statements of the Company and its subsidiaries for such year, preparation of various reports based thereon, and services related to the filings with the Securities and Exchange Commission in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). In addition, BKD, LLP audited the design and operating effectiveness of the Company's internal controls over financial reporting. The Audit Committee has received periodic reports as to the Company's own testing and evaluation of its internal controls, as well as that of BKD, LLP.

The Disclosure Committee is a committee of senior officers and personnel from several NWLIC departments that reports directly to the Audit Committee. It is responsible for evaluating disclosure controls and procedures and for gathering, analyzing, and disclosing information as required to be disclosed under the securities laws. It assists the CEO and CFO with their responsibilities of making the required certifications under the securities laws regarding the Company's disclosure controls and procedures. It ensures that material financial information is properly communicated up the Company's hierarchy to the appropriate person(s) and that all disclosures are made in a timely fashion. The Disclosure Committee meets on a monthly basis.

In performance of its duties, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2020 with the Company’s management and with BKD, LLP, including the results of BKD, LLP’s audit of the Company’s financial statements. The Audit Committee has also discussed with BKD, LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the Audit Committee, including the matters required to be discussed by the PCAOB Auditing Standards 16 - Communications with Audit Committees.  The Audit Committee also has received and reviewed the written disclosures and the letter from BKD, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BKD, LLP’s communications with the Audit Committee concerning independence, and has discussed with BKD, LLP its independence from the Company, as well as any relationships that may impact BKD, LLP’s objectivity and independence.

The Committee reviewed and discussed the audited consolidated financial statements of NWLGI as of and for the year ended December 31, 2020, with management and the independent auditors. Management has the responsibility for the preparation of the Company's consolidated financial statements, and the independent auditors have the responsibility for the examination of those statements.

Based on these reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that National Western Life Group, Inc.'s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

E. J. Pederson, Chairman
Dr. Thomas A. Blackwell
David S. Boone
Stephen E. Glasgow

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that National Western Life Group, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The information provided below sets forth certain information as of April 20, 2021, regarding (i) the ownership of voting securities of the Company by each person who is known to the management of the Company to have been the beneficial owner of more than five percent (5%) of the outstanding shares of the Company's Class A Stock or Class B Stock; (ii) the ownership interest of each director of the Company; (iii) the ownership interest of each Named Executive Officer of the Company; and (iv) the ownership interest of officers and directors of the Company as a group.  Insofar as is known to the Company, each such person, entity, or group has sole voting and dispositive power with respect to all such shares of Class A Stock and Class B Stock, except as may otherwise be noted.

For purposes of the tables below, the amounts and percentages of Class A Stock and Class B Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "dispositive power," which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including through the exercise of options or warrants.  Beneficial ownership also includes securities that are the subject of a voting trust, proxy, power of attorney, or other similar agreement.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Owners of More Than 5% of Our Common Stock

Based solely upon filings made with the SEC, the following persons are the only persons known by us to own beneficially more than 5% of the outstanding shares of Class A Stock or Class B Stock as of April 20, 2021.  Percent of class is calculated based on 3,436,020 shares of Class A Stock and 200,000 shares of Class B Stock outstanding as of April 20, 2021.

Name and Address of Beneficial Owners	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Robert L. Moody, Sr.(1)	Class B Stock	198,074	99.04%
2302 Post Office Street, Suite 702
Galveston, TX 77550

Frances A. Moody-Dahlberg(2)	Class A Stock	291,324	8.48%
2302 Post Office Street, Suite 704
Galveston, TX 77550

Ross R. Moody(3)	Class A Stock	293,474	8.54%
10801 N. Mopac Expy, Bldg 3
Austin, TX 78759

Russell S. Moody(4)	Class A Stock	291,324	8.48%
2302 Post Office Street, Suite 704
Galveston, TX 77550

Robert L. Moody, Jr.(5)	Class A Stock	298,390	8.68%
2302 Post Office Street, Suite 601
Galveston, TX 77550

FMR LLC(6)	Class A Stock	199,797	5.81%
245 Summer Street
Boston, MA 02210

Dimensional Fund Advisors LP(7)	Class A Stock	247,954	7.22%
Building One
6300 Bee Cave Road
Austin, TX 78746

The Vanguard Group(8)	Class A Stock	260,780	7.59%
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock, Inc.(9)	Class A Stock	185,673	5.40%
55 East 52nd Street
New York, NY 10055

(1) Robert L. Moody, Sr. is Chairman Emeritus of the Company.  Mr. Moody is the controlling stockholder of the Company, and he holds the voting power to elect more than a majority of the members of the Board of Directors.  According to a Schedule

13D filed by Moody National Bank on June 15, 2016, Mr. Moody, Sr. executed a statutory power of attorney that enables Moody National Bank to vote the Company’s shares owned by him. Further, according to an amendment to such Schedule 13D filed on October 16, 2019, the Class B shares shown in the table above were transferred to The Robert L. Moody Revocable Trust (the "Moody Revocable Trust"), of which Moody National Bank is trustee, on September 11, 2019. Management has been advised that, through his ability to revoke the Moody Revocable Trust, Mr. Moody has shared voting and dispositive power with respect to the Class B shares owned by the Moody Revocable Trust. As attorney-in-fact for Mr. Moody, and as trustee of the Moody Revocable Trust, Moody National Bank may have shared voting and dispositive power with respect to the Class B shares beneficially owned by Mr. Moody and the Moody Revocable Trust. Management has been advised further that Moody Bank Holding Company, Inc. (MBHC), which is wholly-owned by Moody Bancshares, Inc. (Bancshares), owns approximately 98.5% of the common stock of Moody National Bank. Management has been advised further that the Three R Trusts, trusts created by Mr. Moody, Sr. for the benefit of his children, own 100% of Bancshares’s Class B Stock (which elects a majority of Bancshares’s directors) and 50.3% of Bancshares’s Class A Stock. Accordingly, the Three R Trusts, through ownership of Bancshares, control Moody National Bank. The Trustee of the Three R Trusts is Irwin M. Herz, Jr., One Moody Plaza, 18th Floor, Galveston, Texas. MBHC, Bancshares, the Three R Trusts, and Irwin M. Herz, Jr. may have shared voting and dispositive power with respect to the Class B shares that may be beneficially owned by Moody National Bank. In addition, the Three R Trusts beneficially own 1,926 Class B shares and 2,500 Class A shares. Management has been advised that if the Moody Revocable Trust is still in existence and holding the Company’s Class B shares at the time of Mr. Moody, Sr.’s death, such trust will terminate and that following such time, the Company’s Class B shares owned by the Moody Revocable Trust will be distributed to the Three R Trusts.

(2) Frances A. Moody-Dahlberg is a director of the Company. According to a Schedule 13D filed jointly on April 9, 2020 by Ms. Moody-Dahlberg, Moody FAMD Interests Ltd. (the “FAMD Partnership”), and Moody FAMD Management Company LLC (FAMD Management), the FAMD Partnership acquired 289,474 Class A shares of the Company from the Moody Revocable Trust on March 30, 2020. Such Schedule 13D reports that FAMD Management is general partner of the FAMD Partnership and that Ms. Moody-Dahlberg is manager of FAMD Management. Such Schedule 13D further reports that the FAMD Partnership, FAMD Management, and Ms. Moody-Dahlberg have shared voting and dispositive power with respect to 289,474 Class A shares and that Ms. Moody Dahlberg disclaims beneficial ownership of such shares. Such Schedule 13D further reports that Ms. Moody-Dahlberg has sole voting and dispositive power with respect to 1,850 Class A shares. The principal address of the FAMD Partnership and FAMD management is as shown in the table above for Ms. Moody-Dahlberg.

(3) Ross R. Moody is the Company’s Chairman of the Board, President and Chief Executive Officer. According to a Schedule 13D filed jointly on April 9, 2020 by Ross R. Moody, Moody RRM Interests Ltd. (the “RRM Partnership”), and Moody RRM Management Company LLC (RRM Management), the RRM Partnership acquired 289,474 Class A shares of the Company from the Moody Revocable Trust on March 30, 2020. Such Schedule 13D reports that RRM Management is general partner of the RRM Partnership and that Ross R. Moody is manager of RRM Management. Such Schedule 13D further reports that the RRM Partnership, RRM Management, and Ross R. Moody have shared voting and dispositive power with respect to 289,474 Class A shares and that Ross R. Moody disclaims beneficial ownership of such shares. Such Schedule 13D further reports that Ross R. Moody has sole voting and dispositive power with respect to 4,000 Class A shares. The principal address of the RRM Partnership and RRM management is as shown in the table above for Mr. Moody.

(4) Russell S. Moody is an advisory director of the Company. According to an amended Schedule 13D filed jointly on April 7, 2020 by Russell S. Moody, Moody RSM Interests Ltd. (the “RSM Partnership”), Moody RSM Management Company LLC (RSM Management), Moody National Bank, MBHC, Bancshares, the Three R Trusts, and Irwin M. Herz, Jr., the RSM Partnership acquired 289,474 Class A shares of the Company from the Moody Revocable Trust on March 30, 2020. Such amended Schedule 13D reports that RSM Management is general partner of the RSM Partnership, that Russell S. Moody and Moody National Bank are co-managers of RSM Management, and that Moody National Bank is attorney-in-fact for Russell S. Moody pursuant to a Power of Attorney previously executed by him. Such amended Schedule 13D further reports that the RSM Partnership and RSM Management have shared voting and dispositive power with respect to 289,474 Class A shares; Russell S. Moody has shared voting and dispositive power with respect to 291,324 Class A shares and disclaims beneficial ownership of 289,474 of such shares; Moody National Bank, MBHC and Bancshares have shared voting and dispositive power with respect to 291,325 Class A shares and disclaim beneficial ownership of all of such shares; the Three R Trusts and Irwin M. Herz, Jr. have shared voting and dispositive power with respect to 293,825 Class A shares and disclaim beneficial ownership of 291,325 of such shares; and Irwin M. Herz, Jr. has sole voting and dispositive power with respect to 2,000 Class A shares and disclaims beneficial ownership of 2,500 shares beneficially owned by Three R Trusts. The principal address of the RSM Partnership, RSM Management, Moody National Bank, MBHC, and Bancshares is 2302 Postoffice Street, Galveston, Texas

77550. The principal address of Three R Trusts is 2302 Postoffice Street, Suite 702, Galveston, Texas 77550, and the principal address of Irwin M. Herz, Jr. is One Moody Plaza, 18th Floor, Galveston, Texas 77550.

(5) According to a Schedule 13D filed jointly on April 15, 2020 by Robert L. Moody, Jr., Moody RLM Jr. Interests Ltd. (the “RLM Jr. Partnership”), and Moody RLM Jr. Management Company LLC (RLM Jr. Management), the RLM Jr. Partnership acquired 289,474 Class A shares of the Company from the Moody Revocable Trust on March 30, 2020. Such Schedule 13D reports that RLM Jr. Management is general partner of the RLM Jr. Partnership and that Robert L. Moody, Jr. is manager of RLM Jr. Management. Such Schedule 13D further reports that the RLM Jr. Partnership and RLM Jr. Management have shared voting and dispositive power with respect to 289,474 Class A shares and that Robert L. Moody, Jr. has shared voting and dispositive power with respect to 298,390 Class A shares. Such Schedule 13D further reports that Robert L. Moody, Jr. disclaims beneficial ownership of the 289,474 shares owned by the RLM Jr. Partnership. The principal address of the RLM Jr. Partnership and RLM Jr. Management is as shown in the table above for Mr. Moody, Jr.

(6) In a Schedule 13G/A filed by FMR LLC (FMR) on February 8, 2021, FMR reported beneficially owning 199,797 Class A shares, with sole voting power with respect to 39,401 Class A shares and sole dispositive power with respect to 199,797 Class A shares. According to such Schedule 13G/A, FMR is a parent holding company in accordance with Section 240.13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934.

(7) In a Schedule 13G/A filed by Dimensional Fund Advisors LP (Dimensional) on February 12, 2021, Dimensional reported beneficially owning 247,954 Class A shares, with sole voting power with respect to 238,377 Class shares and sole dispositive power with respect to 247,954 Class A shares. According to such Schedule 13G/A, Dimensional is an investment adviser registered under the Investment Advisors Act of 1940, and the shares reported as beneficially owned by Dimensional are held by various investment companies registered under the Investment Company Act of 1940. The Schedule 13G/A also reports that Dimensional serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds") and that, in certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds.

(8) In a Schedule 13G/A filed by The Vanguard Group (Vanguard) on February 10, 2021, Vanguard reported beneficially owning 260,780 Class A shares, with shared voting power with respect to 2,413 Class A shares, sole dispositive power with respect to 256,500 Class A shares, and shared dispositive power with respect to 4,280 Class A shares. According to such Schedule 13G/A, Vanguard is an investment adviser registered under the Investment Advisors Act of 1940.

(9) In a Schedule 13G filed by BlackRock, Inc. on January 29, 2021, BlackRock, Inc. reported beneficially owning 185,673 Class A shares, with sole voting power with respect to 180,429 Class A shares and sole dispositive power with respect to 185,673 Class A shares. According to such Schedule 13G, BlackRock, Inc. is a parent holding company in accordance with Section 240.13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934.

Directors and Executive Officers

Except under applicable community property laws or as otherwise indicated in the footnotes to the table below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.  The address of all directors and executive officers in this table is c/o National Western Life Group, Inc., 10801 N Mopac Expy Bldg 3, Austin, TX 78759.  Ownership amounts are as of April 20, 2021.    Percent of class is calculated based on 3,436,020 shares of Class A Stock and 200,000 shares of Class B Stock outstanding as of April 20, 2021.

Directors and Officers	Title of Class	Amount and Nature of Beneficial Ownership†		Percent of Class

Directors and Named Executive Officers:

Ross R. Moody	Class A Stock	293,474	(1)	8.54%

Charles D. Milos	Class A Stock	6,838		+

Directors:

Dr. Thomas A. Blackwell	Class A Stock	—		+

David S. Boone	Class A Stock	—		+

Stephen E. Glasgow	Class A Stock	20		+

E. Douglas McLeod	Class A Stock	2,000		+

Ann M. Moody	Class A Stock	1	(2)	+

Frances A. Moody-Dahlberg	Class A Stock	291,324	(3)	8.48%

E. J. Pederson	Class A Stock	10		+

Directors and Executive	Class A Stock	593,667		17.28%
Officers as a Group
(9 Persons)

(1) See footnote (3) to the “Owners of More than 5% of Our Common Stock” table above.
(2) See footnote (1) to the “Owners of More than 5% of Our Common Stock” table above. Ann M. Moody is not deemed to be the beneficial owner of shares beneficially owned by Robert L. Moody, Sr., Mrs. Moody's husband. Any determination regarding Mrs. Moody's beneficial ownership of such securities for purposes of federal securities laws has no impact on her ownership of those securities under state law, which ownership rights are governed by state law and agreements that have been entered into between Mr. Moody and Mrs. Moody.
(3) See footnote (2) to the “Owners of More than 5% of Our Common Stock” table above.

+ Indicates ownership of less than one percent of the class.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. The Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4, and 5 and any amendments thereto that they file. Based solely on our review of the copies of such forms that we have received and, where applicable, any written representations by any of them that no Form 5 was required, we believe that with respect to the year ended December 31, 2020, all the Reporting Persons complied with the applicable filing requirements on a timely basis.

OTHER INFORMATION

Annual Report to Stockholders

A copy of the 2020 Annual Report to Stockholders of National Western Life Group, Inc. for the year ended December 31, 2020 has been provided concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report to Stockholders is not incorporated by reference into this proxy statement and is not considered proxy solicitation material.

The Company's Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 16, 2021, including any financial statements but without exhibits, is available at www.nwlgi.com or at the SEC's Internet site at www.sec.gov; and may also be obtained without charge by written request to the Secretary, National Western Life Group, Inc., 10801 N Mopac Expy Bldg 3, Austin, TX 78759.

Deadlines for Submitting Stockholder Nominations and Proposals for the 2022 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at our next annual meeting of stockholders. In order for a stockholder proposal to be eligible for inclusion in the proxy statement and form of proxy for next year's annual meeting pursuant to Rule 14a-8(e) of the Exchange Act, the proposal must be received by the Secretary of NWLGI at 10801 N Mopac Expy Bldg 3, Austin, TX 78759 not later than January 7, 2022, the date that is at least 120 days prior to May 7, 2022, the anniversary date that this proxy statement was first made available to stockholders. Such proposals must meet all of the requirements of applicable Delaware law and the rules and regulations promulgated by the SEC (including the requirements of Rule 14a-8) to be eligible for inclusion in our 2022 proxy materials. While the Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement and form of proxy stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Stockholder proposals, including stockholder director nominations, submitted for consideration at the 2022 Annual Meeting of Stockholders but not submitted for inclusion in our proxy statement for the 2022 Annual Meeting pursuant to Rule 14a-8 generally must be delivered to our Secretary no later than ninety days nor earlier than one hundred twenty days before the first anniversary of the 2021 Annual Meeting. Accordingly, any such proposal must be received no earlier than February 18, 2022, and no later than March 20, 2022. However, if the date of the 2022 Annual Meeting is more than thirty days before or more than seventy days after June 18, 2022, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. Any such stockholder proposal must constitute a proper matter for stockholder action, and any such proposals or nominations must include the specified information concerning the stockholder and the proposal or nominee as described in our Bylaws.

Stockholders may contact the Secretary at our principal executive office located at 10801 N Mopac Expy Bldg 3, Austin, TX 78759 for a copy of the requirements for making stockholder proposals.

Documents Available Without Charge
You may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2020 and our proxy statement, each as filed with the SEC, at no cost, by writing to or telephoning us at the following address:
National Western Life Group, Inc.
10801 N Mopac Expy Bldg 3
Austin, TX 78759
Telephone: (512) 836-1010
Attn: Investor Relations

If you would like to request documents from us, please do so by June 3, 2021 to receive them before the annual meeting. We will send requested documents by first-class mail within one business day after receiving the request.
You should rely only on the information contained or incorporated by reference in this proxy statement to vote on the annual meeting proposals. No one has been authorized to provide you with information that is different from what is contained in this proxy statement or in the incorporated documents.
This proxy statement is dated April 30, 2021. You should not assume the information contained in this proxy statement is accurate as of any date other than this date, and the mailing of this proxy statement to stockholders shall not imply information is accurate as of any other date.

By Order of the Board of Directors

/S/ Gina Byrne Miller
Gina Byrne Miller
Senior Vice President - Chief Legal Officer and Secretary

Austin, Texas
April 30, 2021

IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE VIA THE INTERNET OR BY MOBILE VOTING, OR COMPLETE, SIGN, DATE, AND RETURN A PROXY CARD.